Exhibit 10.69

SENIOR SECURED TERM LOAN AGREEMENT
dated as of
June 8, 2016
BY AND AMONG
WASHINGTON PRIME GROUP, L.P.,
and
WTM GLIMCHER, LLC,
and
THE HUNTINGTON NATIONAL BANK,
AS ADMINISTRATIVE AGENT,
and
THE HUNTINGTON NATIONAL BANK,
PNC BANK, NATIONAL ASSOCIATION and
U.S. BANK NATIONAL ASSOCIATION

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

and

PNC BANK, NATIONAL ASSOCIATION and
U.S. BANK NATIONAL ASSOCIATION

AS CO-SYNDICATION AGENTS

and

THE SEVERAL LENDERS FROM TIME TO TIME
PARTIES HERETO,
AS LENDERS

9.2	Powers; Conduct of Business .....................................................................................................	58
9.3	Compliance with Laws, Etc. .......................................................................................................	58
9.4	Payment of Taxes and Claims ....................................................................................................	58
9.5	Insurance .....................................................................................................................................	59
9.6	Inspection of Property; Books and Records; Discussions ..........................................................	59
9.7	ERISA Compliance ....................................................................................................................	59
9.8	Maintenance of Property .............................................................................................................	59
Company Status .............................................................................................................................................		60
Ownership of Projects, Minority Holdings and Property ..............................................................................		60
ARTICLE X NEGATIVE COVENANTS .....................................................................................................		60
10.1	Indebtedness ...............................................................................................................................	60
10.2	Sales of Assets ............................................................................................................................	61
10.3	Liens ...........................................................................................................................................	62
10.4	Investments .................................................................................................................................	62
10.5	Conduct of Business ...................................................................................................................	63
10.6	Transactions with Partners and Affiliates ...................................................................................	63
10.7	Restriction on Fundamental Changes .........................................................................................	63
10.8	Use of Proceeds; Margin Regulations; Securities, Sanctions and Anti-Corruption Laws ..........	63
10.9	ERISA .........................................................................................................................................	63
10.10	Organizational Documents .........................................................................................................	64
10.11	Fiscal Year ..................................................................................................................................	64
10.12	Other Financial Covenants .........................................................................................................	64
10.13	Pro Forma Adjustments ..............................................................................................................	65
ARTICLE XI EVENTS OF DEFAULT; RIGHTS AND REMEDIES ..........................................................		66
11.1	Events of Default ........................................................................................................................	66
11.2	Rights and Remedies ..................................................................................................................	70
ARTICLE XII THE AGENTS .......................................................................................................................		71
12.1	Appointment ...............................................................................................................................	71
12.2	Nature of Duties .........................................................................................................................	71
12.3	Right to Request Instructions .....................................................................................................	73
12.4	Reliance ......................................................................................................................................	73
12.5	Indemnification ..........................................................................................................................	73
12.6	Agents Individually ....................................................................................................................	73
12.7	Successor Agents ........................................................................................................................	74
12.8	Relations Among the Lenders ....................................................................................................	74
12.9	Sub-Agents .................................................................................................................................	74
12.10	Independent Credit Decisions .....................................................................................................	75
ARTICLE XIII YIELD PROTECTION ........................................................................................................		75
13.1	Taxes ...........................................................................................................................................	75
13.2	Increased Capital ........................................................................................................................	78
13.3	Changes; Legal Restrictions .......................................................................................................	79
13.4	Replacement of Certain Lenders ................................................................................................	80
13.5	No Duplication ...........................................................................................................................	81

ARTICLE XIV MISCELLANEOUS ............................................................................................................		81
14.1	Assignments and Participations ..................................................................................................	81
14.2	Expenses .....................................................................................................................................	84
14.3	Indemnity ....................................................................................................................................	85
14.4	Change in Accounting Principles ...............................................................................................	85
14.5	Setoff ..........................................................................................................................................	86
14.6	Ratable Sharing ..........................................................................................................................	86
14.7	Amendments and Waivers ..........................................................................................................	86
14.8	Notices ........................................................................................................................................	88
14.9	Survival of Warranties and Agreements .....................................................................................	90
14.10	Failure or Indulgence Not Waiver; Remedies Cumulative .........................................................	90
14.11	Marshalling; Payments Set Aside ...............................................................................................	91
14.12	Severability .................................................................................................................................	91
14.13	Headings .....................................................................................................................................	91
14.14	Governing Law ...........................................................................................................................	91
14.15	Limitation of Liability ................................................................................................................	91
14.16	Successors and Assigns ..............................................................................................................	91
14.17	Certain Consents and Waivers of the Borrowers ........................................................................	91
14.18	Counterparts; Effectiveness; Inconsistencies; Electronic Execution ..........................................	93
14.19	Limitation on Agreements ..........................................................................................................	93
14.20	Confidentiality ............................................................................................................................	94
14.21	Disclaimers .................................................................................................................................	94
14.22	[Reserved] .................................................................................................................................	95
14.23	Interest Rate Limitation ..............................................................................................................	95
14.24	USA Patriot Act ..........................................................................................................................	95
14.25	[Reserved] .................................................................................................................................	95
14.26	Payments Generally; Pro Rata Treatment; Sharing of Set-offs ..................................................	95
14.27	Judgment Currency .....................................................................................................................	95
14.28	[Reserved] .................................................................................................................................	96
14.29	Entire Agreement ........................................................................................................................	96

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	--	Form of Assignment and Acceptance
Exhibit B	--	Form of Note
Exhibit C	--	Form of Notice of Borrowing
Exhibit D	--	Form of Notice of Conversion/Continuation
Exhibit E	--	List of Closing documents
Exhibit F	--	Form of Officer's Certificate to Accompany Reports
Exhibit G	--	Sample Calculations of Financial Covenants
Exhibit H	--	Form of Collateral Assignment of Membership Interests
Exhibit I	--	Form of Environmental Indemnity Agreement
Exhibit J	--	[Reserved]
Exhibit K	--	[Reserved]
Exhibit L	--	[Reserved]
Exhibit M	--	[Reserved]
Exhibit N	--	Form of U.S. Tax Compliance Certificates
Exhibit O	--	[Reserved]

Schedule 1.1	--	Allocations
Schedule 1.1.4	--	Permitted Securities Options
Schedule 1.1.5	--	Certain Agreements Restricting Liens
Schedule 7.1-A	--	Schedule of Organizational Documents
Schedule 7.1-C	--	Corporate Structure; Outstanding Capital Stock and Partnership Interests; Partnership Agreement
Schedule 7.1-H	--	Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I	--	Pending Actions
Schedule 7.1-P	--	Existing Environmental Matters
Schedule 7.1-Q	--	ERISA Matters
Schedule 7.1-T	--	Insurance Policies

-i-

SENIOR SECURED TERM LOAN AGREEMENT
This Senior Secured Term Loan Agreement, dated as of June 8, 2016 (as amended, supplemented or modified from time to time, the “Agreement”), is entered into among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the state of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (together, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent", and the several banks, financial institutions and other institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Co-Agents, whether by execution of this Agreement or an Assignment and Acceptance, the other financial institutions listed on the cover page of this Agreement as "Joint Lead Arrangers", as joint lead arrangers and joint bookrunners, and the financial institutions listed on the cover page of this Agreement as "Co-Syndication Agents", as Co-Syndication Agents (collectively, the “Lenders”).
R E C I T A L S
WHEREAS, the Borrowers, the Administrative Agent and the Lenders wish to enter into this Agreement to set forth the terms of the term loan facility to be made available to the Borrowers;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1

DEFINITIONS
1.1    Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:
“Administrative Agent” is The Huntington National Bank and each successor Administrative Agent appointed pursuant to the terms of Article XII of this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate”, as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifteen percent (15.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise. In no event shall any Lender be deemed to be an Affiliate of the Borrowers.
“Agent” means The Huntington National Bank in its capacity as Administrative Agent, each Co-Agent, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.
“Agent Party” has the meaning assigned to it in Section 14.8(d).
“Agreement” is defined in the preamble hereto.
“Annual Compliance Certificate” is defined in Section 8.2(b).
“Annual EBITDA” means, with respect to any Project or Minority Holding, as of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, an amount equal to (i) total revenues relating to such Project or Minority Holding for such period, less (ii) total operating expenses relating to such Project or Minority Holding for such period (it being understood that the foregoing calculation shall exclude non-cash charges as determined in accordance with GAAP). Each of the foregoing amounts shall be determined by reference to the Operating Partnership's Statement of Operations for the applicable periods. An example of the foregoing calculation is set forth on Exhibit G hereto.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to each of the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to a particular Lender, (i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

“Applicable Margin” means from and after the Closing Date, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which the Operating Partnership's Credit Rating then falls, in accordance with the tables below (such tables, the “Ratings Based Pricing Grids”). A change (if any) in the Applicable Margin shall be effective immediately as of the date on which any of the rating agencies announces a change in the Operating Partnership's Credit Rating or the date on which the Operating Partnership no longer has a Credit Rating from one of the rating agencies or the date on which the Operating Partnership's Credit Rating from a rating agency that had not provided a Credit Rating for the Operating Partnership on the day immediately preceding such date, whichever is applicable.

Range of Operating Partnership's Credit Rating (S&P/Moody’s/Fitch Ratings)	Applicable Margin for Eurodollar Rate Loans (% per annum)	Applicable Margin for Base Rate Loans (% per annum)
A-/A3 or higher	1.350%	0.350%
BBB+/Baa1	1.400%	0.400%
BBB/Baa2	1.500%	0.500%
BBB-/Baa3	1.750%	0.750%
below BBB-/Baa3 or unrated	2.300%	1.300%

If at any time the Operating Partnership has two (2) Credit Ratings, the Applicable Margin shall be the rate per annum applicable to the highest Credit Rating; provided that if the highest Credit Rating and the lowest Credit Rating are more than one ratings category apart, the Applicable Margin shall be the rate per annum applicable to Credit Rating that is one ratings category below the highest Credit Rating. If at any time the Operating Partnership has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two (2) highest Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Margin shall be the rate per annum that would be applicable if the second highest Credit Rating of the three were used. If at any time the Operating Partnership has only one Credit Rating (and such Credit Rating is from Moody’s or S&P), the Applicable Margin shall be the rate per annum applicable to such Credit Rating. If the Operating Partnership does not have a Credit Rating from either Moody’s or S&P, the Applicable Margin shall be the rate per annum applicable to a Credit Rating of “below BBB-/Baa3 or unrated” in the tables above.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender’s interest under this Agreement in accordance with the provisions of Section 14.1.
“Authorized Financial Officer” means a chief executive officer, chief financial officer, chief accounting officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.
”Bankruptcy Code" is defined in Section 2.2.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Eurocurrency Rate” means, with respect to any Borrowing of Eurodollar Rate Loans in Dollars and for any applicable Interest Period, the London interbank offered rate or comparable successor rate approved by the Administrative Agent for Dollars for a period equal in length to such Interest Period as published on the applicable Bloomberg screen page (or, in the event such rate does not appear on such Bloomberg page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBOR Screen Rate”)) as of the Specified Time on the Quotation Day for such Interest Period; provided that if such rate is less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(i)    the rate of interest announced publicly by the Administrative Agent from time to time, as the Administrative Agent’s prime rate;
(ii)    the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period; and
(iii)    the sum of (A) the one month Base Eurocurrency Rate in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) (the “Daily LIBOR Rate”) plus (B) one percent (1%) per annum.
“Base Rate Loan” means (i) a Loan denominated in Dollars which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.
"Borrowers" means, together, the Operating Partnership and the Mall Owner, on a joint and several basis.
“Borrowing” means a borrowing consisting of Loans of the same type made, continued or converted on the same day.
“Business Activity Report” means (i) an Indiana Business Activity Report from the Indiana Department of Revenue, Compliance Division, (ii) a Notice of Business Activities Report from the State of New Jersey Division of Taxation, (iii) a Minnesota Business Activity Report from the Minnesota Department of Revenue, or (iv) a similar report to those referred to in clauses (i) through (iii) hereof with respect to any jurisdiction where the failure to file such report would have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.
“Capitalization Rate” means (a) 7.25% per annum for malls and other Properties and (b) 6.75% per annum for strip centers.

“Capitalization Value” means the sum of (i) Mall EBITDA capitalized at the applicable Capitalization Rate, and (ii) Strip Center EBITDA capitalized at the applicable Capitalization Rate, and (iii) Cash and Cash Equivalents, and (iv) Construction Asset Cost, and undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value, and (vi) the Operating Partnership's economic interest in mortgage notes, valued, in accordance with GAAP, at the lower of cost and market value, provided, however, that any mortgage notes that are more than sixty (60) days past due, shall not be included in this clause (vi), and (vii) Investments in publicly traded Securities, valued at Operating Partnership's book value determined in accordance with GAAP, and (viii) Investments in non-publicly traded Securities, valued at Operating Partnership's book value determined in accordance with GAAP, provided, however, that in no event shall (x) the aggregate value of such Investments in non-publicly traded Securities included in Capitalization Value exceed ten percent (10%) of Capitalization Value in the aggregate, (y) the aggregate value attributable to undeveloped land included in Capitalization Value exceed five percent (5%) of Capitalization Value in the aggregate or (z) the aggregate value attributed to undeveloped land, non-retail Properties, mortgage notes, Construction Asset Cost and Limited Minority Holdings included in Capitalization Value exceed thirty percent (30%) of Capitalization Value in the aggregate.
“Capital Lease” means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” means, with respect to any Person, any capital stock of such Person (if a corporation), and all equivalent ownership interests in such Person (other than a corporation), regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
“Cash and Cash Equivalents” means (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, or the District of Columbia, any foreign bank, or its branches or agencies, which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s; provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 13.2, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, implemented or issued by the applicable Governmental Authority or other body, agency or authority having jurisdiction; provided, however, that if the applicable Lender shall have implemented changes prior to the date hereof in response to any such requests, rules, guidelines or directives, then the same shall not be deemed to be a Change in Law with respect to such Lender.
“Charges” is defined in Section 14.23.
“Claim” means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.
“Closing Date” means June 8, 2016.
"Co-Agents" means the Administrative Agent, the Lead Arrangers and the Co-Syndication Agents.
"Co-Syndication Agents" means the financial institutions listed on the cover page to this Agreement as "Co-Syndication Agents".
"Collateral Assignment of Membership Interest" means that certain Collateral Assignment of Membership Interest dated the date hereof, in the form attached hereto as Exhibit H, made by the Sole Member in favor of the Agent for the benefit of the Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Combined Debt Service” means, for any period, the sum of (i) regularly scheduled payments of principal and interest (net of amounts payable to the Consolidated Businesses in regard thereto under interest rate hedges) of the Consolidated Businesses paid and/or accrued during such period and (ii) the portion of the regularly scheduled payments of principal and interest of Minority Holdings allocable to the Operating Partnership in accordance with GAAP, paid during such period, in each case including participating interest expense and excluding balloon payments of principal and extraordinary interest payments and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.
“Combined EBITDA” means the sum of (i) 100% of the Annual EBITDA from the General Partner and the Operating Partnership, and the Operating Partnership's pro rata share of the Annual EBITDA from the other Consolidated Businesses; and (ii) the portion of the Annual EBITDA of the Minority Holdings allocable to the Operating Partnership in accordance with GAAP; and (iii) 100% of the actual Annual EBITDA from third party property and asset management; provided, however that the Operating Partnership's share of the Annual EBITDA from unaffiliated third party property and asset management shall in no event constitute in excess of five percent (5%) of Combined EBITDA; provided, however, that for purposes of determining Capitalization Value and Unencumbered Capitalization Value (but for no other purposes hereunder), Annual EBITDA of less than zero with respect to any individual Property shall be disregarded. Combined EBITDA shall exclude the effect of non-recurring extraordinary items or asset sales or write-ups or forgiveness of indebtedness (both gains and losses) and impairment charges, and costs and expenses incurred during such period with respect to acquisitions or mergers consummated during such period. Combined EBITDA also shall exclude dividends, distributions and other payments from Securities. For purposes of newly opened Projects the costs of which are no longer capitalized as construction in progress, the Annual EBITDA shall be based upon twelve-month projections, until such time as actual performance data for a twelve-month period is available.
“Combined Equity Value” means Capitalization Value minus Total Adjusted Outstanding Indebtedness.
“Commission” means the Securities and Exchange Commission and any Person succeeding to the functions thereof.
“Commitments” means the Term Commitments.
“Communications” is defined in Section 14.8(d).
“Company” means WP Glimcher Inc., an Indiana corporation.
“Compliance Certificate” is defined in Section 8.2(b).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means consolidated, in accordance with GAAP.
“Consolidated Businesses” means the General Partner, the Borrowers and each of their wholly-owned Subsidiaries.
“Construction Asset Cost” means, with respect to Property on which construction or redevelopment of Improvements has commenced but has not yet been completed (as such completion shall be evidenced by such Property being opened for business to the general public), the aggregate sums expended on the construction or redevelopment of such Improvements (including land acquisition costs).
“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations; provided, however, that “Contaminant” shall not include the foregoing items to the extent (i) the same exists on the applicable Property in negligible amounts and are stored and used in accordance with all Environmental, Health or Safety Requirements of Law or (ii) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all Environmental, Health or Safety Requirements of Law.

“Contingent Obligation” as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion and environmental indemnities given in conjunction with a mortgage financing) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion, standard “bad boy” recourse guarantees and environmental indemnities shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion, standard “bad boy” recourse guaranty or environmental indemnity shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P, in which case the amount of the guaranty shall be deemed to be equal to such Person’s pro rata share thereof, as reasonably determined by Borrower, and (ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Contractual Obligation”, as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
“Credit Extension” is defined in Section 5.2(e)(iv).
“Credit Party” means the Administrative Agent or any other Lender.
“Credit Rating” means the publicly announced senior unsecured credit rating (or, prior to the availability of a senior unsecured credit rating, the corporate credit rating) of a Person given by Moody’s, S&P or Fitch.
“Cure Loans” is defined in Section 4.2(b)(iv)(C).
“Customary Non-Recourse Carve-Outs” means fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements.
“Customary Permitted Liens” means
(i)    Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(ii)    For any Property other than the Mall, statutory Liens of landlords against any Property of the Borrowers or any of their Subsidiaries and Liens against any Property of the Borrowers or any of their Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrowers or any of their Subsidiaries imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of the Borrowers or such Subsidiary, could not result in a Material Adverse Effect;

(iii)    For the Mall, statutory Liens of landlords against the Mall and Liens against the Mall in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against the Mall imposed by law created in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books, and there is no risk of loss, forfeiture, or sale of any interest in the Mall Property during the pending of such proceeding;
(iv)    Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Operating Partnership or such Subsidiary’s assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of recourse Indebtedness exceeding $25,000,000;
(v)    Liens incurred or deposits made in the ordinary course of business in connection with the operation and ownership of the Mall; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Mall Owner or materially impair the business or operations of the Mall, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount of recourse Indebtedness exceeding $4,000,000; and
(vi)    Liens against any Property of the Borrowers or any Subsidiary of the Borrowers arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries to the extent it could not result in a Material Adverse Effect or a Mall Owner Material Adverse Effect.
“Daily LIBOR Rate” is defined in the definition of “Base Rate”.
"Debt Yield" means the quotient (expressed as a percentage) obtained by dividing (a) the Project Net Operating Income by (b) the then outstanding Term Loans.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or, in the case of clause (ii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith dispute with the amount of such payment (specifically identified), (b) has notified the Borrowers or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrowers acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an equity interest in that Lender of any direct or indirect Parent thereof by a Governmental Authority.
“Designee Lender” is defined in Section 13.4.
“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.
“Dollars” and “$” mean the lawful money of the United States.
“Domestic Lending Office” means, with respect to any Lender, such Lender’s office, located in the United States, specified as the “Domestic Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security measures.
“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender) and its Affiliates and Approved Funds (other than an Approved Fund qualifying as such by virtue of its relationship with a Defaulting Lender); (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent; provided that an Ineligible Institution shall not be an Eligible Assignee.
“Environmental, Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.
“Environmental Indemnity” means that certain Environmental Indemnity Agreement executed by Borrowers in favor of Administrative Agent and for the benefit of the Lenders dated as of the date hereof, in the form attached hereto as Exhibit I, as the same may be amended, supplemented, modified or restated from time to time.
“Environmental Lien” means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.
“Environmental Property Transfer Act” means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called “Environmental Cleanup Responsibility Act” or “Responsible Property Transfer Act”.

“Equipment” means equipment used in connection with the maintenance of Projects and Properties.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such shares or interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.
“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as either of the Borrowers; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with either of the Borrowers; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as either of the Borrowers, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.
“ERISA Termination Event” means (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of either of the Borrowers or any ERISA Affiliate from a Plan during a plan year in which either of the Borrowers or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Plan participants who are employees of either of the Borrowers or any ERISA Affiliate; (iii) the imposition of an obligation on either of the Borrowers or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the partial or complete withdrawal of either of the Borrowers or any ERISA Affiliate from a Multiemployer Plan.
“Eurodollar Affiliate” means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender’s name under the heading “Eurodollar Affiliate” on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.
“Eurodollar Interest Period” is defined in Section 5.2(b)(i).

“Eurodollar Interest Rate Determination Date” is defined in Section 5.2(c).
“Eurodollar Lending Office” means, with respect to any Lender, such Lender’s office (if any) specified as the “Eurodollar Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.
“Eurodollar Rate” means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurocurrency Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.
“Eurodollar Rate Loan” means (i) a Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due.
“Eurodollar Reserve Percentage” means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) in respect of “Eurocurrency Liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).
“Event of Default” means any of the occurrences set forth in Section 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrowers under Section 13.4) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.
"Extension Option" is defined in Section 2.5.
“Facility” means the Term Facility.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as in effect as of the date of this Agreement (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as determined by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

“Financial Statements” means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as the General Partner shall routinely and regularly prepare for itself and the Borrowers on a quarterly or annual basis, and (iii) such other financial statements of the Consolidated Businesses or Minority Holdings as the Administrative Agent or the Requisite Lenders may from time to time reasonably specify; provided, however, that the Financial Statements referenced in clauses (i) and (ii) above shall be prepared in form satisfactory to the Administrative Agent.
"First Extended Maturity Date" is defined in Section 2.5(a).
“Fiscal Year” means the fiscal year of the Company and the Borrowers for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.
“Fitch” means Fitch, Inc.
“Foreign Lender” means (a) if either of the Borrowers is a U.S. Person, a Lender that is not a U.S. Person, and (b) if either of the Borrowers is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which either of the Borrowers is resident for tax purposes.
“Funding Date” means the date on or after the Closing Date, but in no event later than June 8, 2016, on which all of the conditions described in Section 6.1 have been satisfied (or waived in a manner satisfactory to the Administrative Agent and the Lenders) and on which the initial Loans under this Agreement are made by the Lenders to the Borrowers.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants’ Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).
“General Partner” means the Company and any successor general partner(s) of the Operating Partnership.
“Governmental Approval” means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Holder” means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, the Arranger, and each other Lender.
"Huntington" means The Huntington National Bank, a national banking association.
“Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrowers and (c) any items of personal property.
“Indebtedness”, as applied to any Person, means, at any time, without duplication, all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends that have been declared with respect to any stock, (iii) with respect to letters of credit issued for such Person’s account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, which are Contingent Obligations or (vii) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.
“Indemnified Matters” is defined in Section 14.3.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or any Affiliate thereof, and (c) the Borrowers or any of their Affiliates.
“Indemnitees” is defined in Section 14.3.
“Interest Period” is defined in Section 5.2(b).
“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance having the force of law promulgated thereunder.
“Investment” means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be determined in accordance with GAAP.
“Investment Grade Credit Rating” means (i) a Credit Rating of Baa3 or higher given by Moody’s, (ii) a Credit Rating of BBB- or higher given by S&P or (iii) a Credit Rating of BBB- or higher given by Fitch.
“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.
“knowledge” with reference to any General Partner, any Borrower or any Subsidiary of any Borrower, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as such General Partner, the Borrowers or such Subsidiary of the Borrowers, as applicable, deems reasonably necessary).
“Lead Arranger” means The Huntington National Bank or its Affiliates, the other financial institutions listed on the cover page to this Agreement as "Joint Lead Arrangers" and each successor Lead Arranger appointed pursuant to the terms of Article XII of this Agreement.
“Lease” means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

“Lender” means the Lead Arrangers, the Co-Agents and each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as Lead Arrangers, Co-Agent or Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e. whether as Administrative Agent, Lead Arranger, Co-Agent or Lender).
“Lending Office” is defined in Section 5.2(e)(iv).
“Liabilities and Costs” means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and expenses and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, absolute or contingent, past, present or future.
“LIBOR Screen Rate” is defined in the definition of “Base Eurocurrency Rate”.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a “true” lessor pursuant to § 9-505 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.
“Limited Minority Holdings” means Minority Holdings in which (i) the Operating Partnership has a less than fifty percent (50%) ownership interest and (ii) neither the Operating Partnership nor the Company directly or indirectly controls the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise. As used in this definition only, the term “control” shall mean the authority to make major management decisions or the management of day-to-day operations of such entity or its Property(ies) and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the Properties of such Minority Holdings pursuant to the terms of a management agreement.

“Limited Partners” means those Persons who from time to time are limited partners of the Operating Partnership; and “Limited Partner” means each of the Limited Partners, individually.
“LLC Agreement” means the Limited Liability Company Agreement of the Mall Owner dated as of May 24, 2006 as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Administrative Agent or as permitted under Section 10.10.
“Loan Account” is defined in Section 4.3(b).
“Loan Documents” means this Agreement and any waivers, consents or amendments hereto, the Notes, the Collateral Assignment of Membership Interests, the Environmental Indemnity, the UCC-1 Financing Statement, and all other instruments, agreements and written Contractual Obligations, designated as being Loan Documents, between the Borrowers and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.
“Loans” means a Term Loan made by a Lender pursuant to Section 2.1 or Section 2.1(d); provided that, if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
“Management Company” means, collectively, (i) Operating Partnership and its wholly- owned (directly or indirectly) or controlled (directly or indirectly) Subsidiaries, and (ii) such other property management companies controlled (directly or indirectly) by the Company for which the Borrowers have previously provided the Administrative Agent with: (1) notice of such property management company, and (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company. The initial Management Company shall be Washington Prime Management Associates, LLC.
"Mall" means that certain Real Property and Improvements located in the City of Stockton, County of San Joaquin and State of California which such Project consisting of an approximately 856,000 square foot mall commonly known as Weberstown Mall.
“Mall EBITDA” means that portion of Combined EBITDA which represents net revenues earned from malls, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.
"Mall Owner" means WTM Glimcher, LLC, a Delaware limited liability company.

“Mall Owner Material Adverse Effect” means a material adverse effect upon (i) the financial condition or assets of the Mall Owner, (ii) the ability of the Mall Owner to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.
“Margin Stock” means “margin stock” as such term is defined in Regulation U.
“Material Adverse Effect” means a material adverse effect upon (i) the financial condition or assets of the Operating Partnership and its Subsidiaries taken as a whole, (ii) the ability of the Operating Partnership to perform its obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.
“Maturing Indebtedness” means, in the case of any calculation required hereunder, Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.
“Maturing Secured Indebtedness” means, in the case of any calculation required hereunder, Secured Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.
“Maturing Unsecured Indebtedness” means, in the case of any calculation required hereunder, Unsecured Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.
“Maximum Rate” is defined in Section 14.23.
“MIS” means a computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Properties, creation and aging of receivables, and accounts payable (including agings thereof).
“Minority Holdings” means interests in partnerships, joint ventures, limited liability companies and corporations held or owned by the Operating Partnership or a General Partner or their respective Subsidiaries which are not wholly-owned, directly or indirectly, by the Operating Partnership or a General Partner.
“Moody’s” means Moody’s Investor Services, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrowers or any ERISA Affiliate or in respect of which the Borrowers or any ERISA Affiliate has assumed any liability.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment within two (2) Business Days after the approval deadline that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.7 and (ii) has been approved by the Requisite Lenders.
“Non Pro Rata Loan” is defined in Section 4.2(b)(iv).
“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to the Borrowers or the General Partner as a general partner of such partnership); provided, however, that personal recourse of the Borrowers or the General Partner for any such Indebtedness for Customary Non-Recourse Carve-Outs in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.
“Note” means a promissory note in the form attached hereto as Exhibit B payable to the order of a Lender, evidencing certain of the Obligations of the Borrowers to such Lender and executed by the Borrowers as required by Section 4.3(a), as the same may be amended, supplemented, modified or restated from time to time; “Notes” means, collectively, all of such Notes outstanding at any given time.
“Notice of Borrowing” means a notice substantially in the form of Exhibit C attached hereto and made a part hereof.
“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).
“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Administrative Agent, the Lead Arrangers, any Co-Agent, any other Lender, any Affiliate of the Administrative Agent, the Lead Arrangers, the Co-agents, any other Lender, or any Person entitled to indemnification pursuant to Section 14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document.

“Occupancy Rate” means, with respect to a Property at any time, the occupancy rate that is calculated by the Operating Partnership using the methodology that is used by the Operating Partnership for public reporting purposes on the Closing Date and as modified from time to time in keeping with industry standard practices. The Operating Partnership shall provide notice to the Administrative Agent of any such modification that it considers significant.
“Officer’s Certificate” means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, its chief accounting officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.
"Operating Partnership" means Washington Prime Group, L.P., an Indiana limited partnership.
“Operating Partnership Agreement” means the Limited Partnership Agreement of the Operating Partnership dated as of January 17, 2014 as such agreement may be amended, restated, modified or supplemented from time to time as permitted under Section 10.10.
"Operating Partnership Unsecured Indebtedness Covenants" means the covenants applicable under loan documentation pertaining to Unsecured Indebtedness incurred by the Operating Partnership, at any time outstanding.
“Organizational Documents” means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation’s Capital Stock or such limited liability company’s or partnership’s equity or ownership interests.
“OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance having the force of law promulgated thereunder.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4).
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” is defined in Section 14.1(e).
“Participant Register” is defined in Section 14.1(e).
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.
“Permits” means any permit, consent, approval, authorization, license, variance, or permission required from any Person pursuant to Requirements of Law, including any Governmental Approvals.
“Permitted Securities Options” means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower’s Securities or the Company’s Capital Stock identified as such on Schedule 1.1.4.

“Permitted Transfer” means transfers (by operation of law or otherwise), pledges, conversions, redemptions, trading, creation, or issuances of any direct or indirect legal or beneficial interest in the Mall Owner (including, without limitation, any transfers or issuances of ownership interest in connection with an initial public offering or a so-called 144(a) offering of capital stock on a publicly traded exchange) (A) among all direct and indirect partners, members or shareholders of Mall Owner, (B) to any Affiliate(s) of Operating Partnership, Borrowers and/or Mall Owner, (C) to immediate family members of such partners, members or shareholders (or to trusts for the benefit of any of the foregoing) for estate planning purposes, (D) resulting from the sale or transfer of publicly traded Securities of the Company, so long as such transfers of publicly traded Securities of the Company does not result in a change of control of the Company, the Operating Partnership or the Mall Owner, (E) as a result of the transfer or issuance of limited partnership units in the Operating Partnership, so long as, after giving effect to such transfer(s), the Operating Partnership continues to be controlled, directly or indirectly, by the Company or (F) resulting from the any grant, issuance, transfer and/or conversion of Equity Interests, options and/or Securities to one or more employees, directors and/or officers of the Company and its Subsidiaries, including in connection with a so-called "long term incentive plan" for executive compensation, so long as after giving effect to such transfer, there is no change in control of the Company and its Subsidiaries; provided that in all events, after giving effect to any such transaction or transactions described in (A)-(F) above, (i) the Mall and Mall Owner will be, directly or indirectly, controlled by Operating Partnership and (ii) the Operating Partnership shall own, directly or indirectly, 100% of the Equity Interests in the Mall Owner.
“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.
“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which either of the Borrowers or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA or either of the Borrowers or any ERISA Affiliate has assumed any liability.
“Potential Event of Default” means an event that has occurred with respect to either of the Borrowers which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.
“Process Agent” is defined in Section 14.17(a).
“Project” means any shopping center, retail property and mixed-use property owned, directly or indirectly, by any of the Consolidated Businesses or Minority Holdings.

“Project Net Operating Income” means, as of any date of determination, (a) all rent, common area maintenance reimbursements and other income from the Mall paid during the period of twelve (12) full calendar months immediately preceding such date of determination minus (b) Project Operating Expenses minus (c) the greater of (i) an imputed property management fee equal to two and one-half percent (2.5%) of all rent, reimbursements and other income included in clause (a) of this sentence and (ii) the actual property management fee paid during such period.
“Project Operating Expenses” means, as of any date of determination, all cash operating expenses of the Mall paid relating to such period (whether expensed or capitalized pursuant to GAAP) for the most recent four (4) full calendar quarters immediately preceding such date of determination for which financial results of the Mall have been reported, but excluding any actual property management fees incurred with respect to such period. Moreover, for the avoidance of doubt, any accruals for items not paid for during the immediately preceding four (4) calendar quarters shall also be included within the term Project Operating Expenses so long as such accrued amounts relate to such immediately preceding four (4) full calendar quarters.
“Property” means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Business or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).
“Pro Rata Share” means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender’s Term Commitment (or if the Term Commitments have expired or terminated, such Lender’s Term Exposure) and the denominator of which shall be the aggregate amount of all of the Lenders’ Term Commitments (or if the Term Commitments have expired or terminated, the aggregate Term Exposures of all Lenders). Notwithstanding the foregoing, however, when a Defaulting Lender shall exist, for purposes of determining whether the threshold for Requisite Lenders has been met only, “Pro Rata Share” shall be calculated disregarding any Defaulting Lender’s unused Term Commitments.
“Qualified Manager” means (a) the Management Company, (b) Cushman & Wakefield, Inc., (c) Jones Lang LaSalle, (d) CB Richard Ellis, Inc., (e) Newmark Grubb Knight Frank, (f) another similar reputable and nationally recognized management organization, (g) another management organization reasonably approved by Administrative Agent or (h) any subsidiary of any of the foregoing management organizations if such subsidiary is wholly controlled by such management organization.
“Quarterly Compliance Certificate” is defined in Section 8.2(a)(iii).
“Quotation Day” means, with respect to any Borrowing of Eurodollar Rate Loans for any Interest Period, two (2) Business Days prior to the commencement of such Interest Period.

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.
“Real Property” means all of the Borrowers' present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the “Premises”), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefitting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Reference Banks” means such banks (other than The Huntington National Bank) as may be appointed by the Administrative Agent with the consent of such bank in consultation with the Borrower.
“Register” is defined in Section 14.1(c).
“Registration Statement” means Form 10, GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934, filed by the Company with the Securities and Exchange Commission on December 24, 2013, as amended from time to time prior to the date of this Agreement.
“Regulation A” means Regulation A of the Federal Reserve Board as in effect from time to time.
“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.
“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.
“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.
“Remedial Action” means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.
“Reportable Event” means any of the events described in Section 4043(b) of ERISA and the regulations having the force of law promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.
“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

“Requisite Lenders” means, at any time, Lenders having Term Exposures and unused Commitments representing more than 51% of the sum of the total Term Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Requisite Lenders” means Lenders (excluding all Defaulting Lenders) having Term Exposures and unused Commitments representing more than 51% of the sum of the total Term Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time. At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term "Requisite Lenders" shall in no event mean less than two Lenders.
“S&P” means Standard & Poor’s Ratings Service.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union, any EU member state or any other applicable authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in (a) or (b).
"Second Extended Maturity Date" is defined in Section 2.5(b).
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Securities” means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities”, including, without limitation, any “security” as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
"Sole Member" means Weberstown Mall, LLC, a Delaware limited liability company.
“Solvent”, when used with respect to any Person, means that at the time of determination:
(1)    the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and
(2)    the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(3)    it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and
(4)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
“Specified Time” means in relation to a Loan, as of 11:00 a.m., London time.
“Strip Center EBITDA” means that portion of Combined EBITDA which represents net revenues earned from strip centers, calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.
“Subsidiary” of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Allowance” means a cash allowance paid to a tenant by the landlord pursuant to a Lease.
“Term Commitment” means, with respect to any Term Lender, the commitment of such Lender to make Term Loans hereunder. The initial amount of each Lender’s Term Commitment is set forth on Schedule 1.1. The aggregate initial amount of the Lenders’ Term Commitments is $65,000,000.
“Term Exposure” means, with respect to any Term Lender at any time, the outstanding principal amount of such Lender’s Term Loans.
“Term Facility” means the Term Commitments and the Term Loans made thereunder.
“Term Lender” means a Lender with a Term Commitment or Term Exposure.
“Term Loan” is defined in Section 2.1(a).
"Term Loan Borrowing" is defined in Section 2.1(a).
“Term Maturity Date” means June 8, 2018, as the same may be extended pursuant to the terms hereof.
"Third Extended Maturity Date" is defined in Section 2.5(c).
“TI Work” means any construction or other “build-out” of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant’s furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.
“Total Adjusted Outstanding Indebtedness” means, for any period, the sum of (i) the amount of Indebtedness of the General Partner and the Operating Partnership and the Operating Partnership's pro rata share of the Indebtedness of the other Consolidated Businesses set forth on the then most recent quarterly financial statements of the Operating Partnership and (ii) the outstanding amount of Minority Holding Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination.
“Total Outstanding Unsecured Indebtedness” means that portion of Total Adjusted Outstanding Indebtedness that is not secured by a Lien.
“Unencumbered Asset” is defined in the definition of “Unencumbered Combined EBITDA”.

“Unencumbered Capitalization Value” means the sum of (i) Unencumbered Combined EBITDA capitalized at the applicable Capitalization Rate, (ii) Cash and Cash Equivalents, and (iii) Construction Asset Cost for Unencumbered Assets, and (iv) Unencumbered Assets that are undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value and limited to 5%. The Capitalization Value of any individual Unencumbered Asset is limited to 10% of Unencumbered Capitalization Value (including such Property). The sum of Unencumbered Capitalization Value from undeveloped land, Properties located outside the United States and Canada, ground-leased Properties, non-retail Properties, non-wholly owned Properties and Construction Asset Cost is limited to 20% of Unencumbered Capitalization Value (including such Property). The aggregate Occupancy Rate of the Unencumbered Assets (determined on the basis of the aggregate gross leasable area of such Unencumbered Assets) taken into account in determining Unencumbered Capitalization Value hereunder shall not be less than 80%. Accordingly, if such aggregate Occupancy Rate is less than 80% when taking into account all of the Unencumbered Assets, a sufficient number of Projects having the lowest Occupancy Rates shall be excluded from the determination such that the 80% Occupancy Rate requirement is satisfied.
“Unencumbered Combined EBITDA” means that portion of Combined EBITDA which represents revenues earned from third party property and asset management (up to 5% of Combined EBITDA) or from Real Property that is not subject to or encumbered by Secured Indebtedness and is not subject to any agreements (other than those agreements more particularly described on Schedule 1.1.5), the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon (such Real Property, an “Unencumbered Asset”), calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters. For the avoidance of doubt, provisions in any agreement that are substantially similar to (but not materially more restrictive than) any provisions herein or that condition the ability to encumber assets upon the maintenance of one or more specified ratios but that do not generally prohibit the encumbrance of assets, or the encumbrance of specific assets shall not constitute provisions the effect of which would be to restrict, directly or indirectly, the ability of the owner of a Property from granting Liens thereon.
“Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.
“Unrestricted Cash” means Cash and Cash Equivalents that are not subject to any pledge, lien or control agreement, less (i) $40,000,000, (ii) amounts normally and customarily set aside by Borrower for operating, capital and interest reserves, and (iii) amounts placed with third parties as deposits or security for contractual obligations; provided, however, that the sum of (i), and (iii) shall in no event exceed the total Cash and Cash Equivalents.
“Unsecured Indebtedness” means any Indebtedness not secured by a Lien.

“Unsecured Interest Expense” means the interest expense incurred on the Total Outstanding Unsecured Indebtedness.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.1(f)(ii)(B)(3).
1.2    Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.
1.3    Accounting Terms. Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.
1.4    Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.
ARTICLE II

AMOUNTS AND TERMS OF LOANS
2.1    Loans.

(a)    Availability of Term Loans. Subject to the terms and conditions set forth in this Agreement, each Term Lender hereby severally and not jointly agrees to make term loans (each individually, a “Term Loan” and, collectively, the “Term Loans”), in Dollars, to the Borrowers on the Funding Date as requested by the Borrowers in accordance with Section 2.1(b) (the “Term Loan Borrowing”); provided that (i) the aggregate principal amount of the Term Loans (after giving effect to all amounts requested) shall not exceed the Term Commitments, and the aggregate principal amount of Term Loans from any Term Lender to the Borrowers shall not exceed such Lender’s Term Commitment. All Term Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares for the Term Facility, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Term Loan hereunder nor shall the Term Commitment of any Lender be increased or decreased as a result of any such failure. The Term Loans, or any portion thereof, may be either a Base Rate Loan or a Eurodollar Rate Loan, as determined by the Borrowers in any Notice of Borrowing, any Notice of Conversion/Continuation or as otherwise provided in this Agreement. The Term Commitments, with respect to the making of the Term Loans (and not with respect to the obligations of the Lenders to convert or continue any Term Loans), shall expire on the Funding Date. The Borrowers may not reborrow the Term Loans following any repayment thereof.
(b)    Notice of Borrowing. When the Borrowers desire to borrow under this Section 2.1, it shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (i) no later than 12:00 noon (New York time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (iv) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, and (v) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Loans on the Funding Date), the Borrowers may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.1(b), if the Borrowers confirm such notice by delivery of the Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

(c)    Making of Loans.
(i)    Promptly after receipt of a Notice of Borrowing under Section 2.1(c) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each applicable Lender by facsimile transmission, or other similar form of written transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Funding Date for such Loans. Each Lender shall deposit an amount equal to its applicable Pro Rata Share of the Borrowing requested by the Borrowers with the Administrative Agent at its office in Cleveland, Ohio, in immediately available funds in Dollars not later than 12:00 noon (New York time) (or in the case of a Borrowing of Base Rate Loans for which the Notice of Borrowing was given on such Funding Date, 2:00 p.m. (New York time)). Subject to the fulfillment of the conditions precedent set forth in Section 6.1, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrowers at the Administrative Agent’s office in Cleveland, Ohio on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrowers' disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.1 are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

(ii)    Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date (or, in the case of a Borrowing of Base Rate Loans for which the Notice of Borrowing was given on such Funding Date, by 2:00 p.m. (New York time) on such Funding Date) in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date therefor, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrowers on the applicable Funding Date. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to the Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the interest rate applicable to such Borrowing shall be as requested by the Borrowers in the applicable Notice of Borrowing. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on any applicable Funding Date.
(d)    [Reserved]
2.2    Co-Borrowers.
(a)    Joint and Several Liability. All Obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Borrower. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance hereunder under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Bankruptcy Code (specifically excluding, however, any liabilities of such Borrower in respect to intercompany Indebtedness to any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder or under any other Loan Document).

(b)    Subrogation. Until the Obligations shall have been repaid in full, each Borrower shall withhold exercise of any right of subrogation, contribution(other than as provided below) or any other right to enforce any remedy that it now has or may hereafter have against the other Borrower of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security, shall be junior and subordinate to any rights of Administrative Agent may have against the other Borrower, and any such collateral or security.
(c)    Obligations Absolute. Each Borrower hereby waives, for the benefit of the Lenders, to the maximum extent permitted by law: (a) any right to require Administrative Agent or any Lender, as a condition of payment of performance by such Borrower, to (i) proceed against any other Borrower or any other Person, (ii) proceed or exhaust against any security held from any other Borrower or any other Person, (iii) pursue any other remedy in the power of Administrative Agent or any Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower including any defense based on or arising out of the lack of validity or the cessation of the liability of any other Borrower from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Administrative Agent’s or any Lender’s error or omissions in the administration of the Obligations, except behavior which amounts to gross negligence or willful misconduct or failure to duly credit to Borrowers payments actually received by lenders in full satisfaction of the Obligations (and which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers); and (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims (except after payment in full of the Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers), and (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement or any other Loan Document.
2.3    Use of Proceeds of Loans. The proceeds of the Loans may be used for the purposes of (in no specific order of priority):
(i)    repayment of that certain $60,000,000 loan made by Morgan Stanley Credit Corporation in favor of the Mall Owner, dated May 25, 2006; and

(ii)    other general corporate, partnership and working capital needs of the Borrowers or their Subsidiaries.
each of which purposes described in clauses (i) and (ii) above must otherwise be lawful general corporate, partnership and working capital purposes of the Borrowers.
2.4    Maturity Date. All outstanding Term Loans shall be paid in full on the Term Maturity Date. Each Term Lender’s obligation to make Term Loans shall terminate on the Funding Date.
2.5    Extension Options. The Borrowers shall have three (3) options to extend the Term Maturity Date, pursuant to the term of this Section 2.5 (each individually an "Extension Option", and collectively, the "Extension Options).
(a)First Extension Option. At the written notice of the Borrowers delivered to the Administrative Agent not less than forty-five days (45) and not more than ninety (90) days in advance of the Term Maturity Date, the Term Maturity Date shall be extended to the one-year anniversary of the Term Maturity Date (the ”First Extended Maturity Date") provided that the following conditions are satisfied:
(i)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the Term Maturity Date, except to the extent such representation and warranty (x) is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date, (y) may not be correct due solely to the passage of time, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder or (z) subsequent to the date hereof become untrue, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder;
(ii)    As of the date the Borrowers deliver notice of their intent to exercise the Extension Option, and as of the Term Maturity Date, no Event of Default shall have occurred and be continuing and the Borrowers shall so certify in writing;
(iii)    As of the date the Borrowers deliver notice of their intent to exercise the Extension Option, and as of the Term Maturity Date, Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent, that the Debt Yield for the Mall is greater than or equal to ten and a half percent (10.5%); and

(iv)    On or prior to the first day of the first extension period, Borrowers shall pay to Agent for the ratable benefit of the then-current Lenders a fee equal to twelve and a half hundredths of one percent (0.125%) of the then-current outstanding Term Loans.
(b)    Second Extension Option. At the written notice of the Borrowers delivered to the Administrative Agent not less than forty-five (45) days and not more than ninety (90) days in advance of the First Extended Maturity Date, the First Extended Maturity Date shall be extended to the one-year anniversary of the First Extended Maturity Date (the ”Second Extended Maturity Date") provided that the following conditions are satisfied:
(i)    The Term Maturity Date has previously been extended to the First Extended Maturity Date pursuant to the provisions of Section 2.5(a) hereof;
(ii)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the First Extended Maturity Date, except to the extent such representation and warranty (x) is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date, (y) may not be correct due solely to the passage of time, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder or (z) subsequent to the date hereof become untrue, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder;
(iii)    As of the date the Borrowers deliver notice of their intent to exercise an Extension Option, and the First Extended Maturity Date, no Event of Default shall have occurred and be continuing and the Borrowers shall so certify in writing;
(iv)    As of the date the Borrowers deliver notice of their intent to exercise an Extension Option, and as of the First Extension Maturity Date, Borrowers have demonstrated to the satisfaction of the Administrative Agent, that the Debt Yield for the Mall is greater than or equal to ten and a half percent (10.5%); and
(v)    On or prior to the first day of the second extension period, Borrowers shall pay to Agent for the ratable benefit of the then-current Lenders a fee equal to twelve and a half hundredths of one percent (0.125%) of the then-current outstanding Term Loans.

(c)    Third Extension Option. At the written notice of the Borrowers delivered to the Administrative Agent not less than forty-five days (45) and not more than ninety (90) days in advance of the Second Extended Maturity Date, the Second Extended Maturity Date shall be extended to the one-year anniversary of the Second Extended Maturity Date (the ”Third Extended Maturity Date") provided that the following conditions are satisfied:
(i)    The Term Maturity Date has previously been extended to the First Extended Maturity Date and the First Extended Maturity Date has been extended to the Second Extended Maturity Date pursuant to the provisions of Section 2.5(a) and (b) hereof;
(ii)    All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the Second Extended Maturity Date, except to the extent such representation and warranty (x) is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date, (y) may not be correct due solely to the passage of time, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder or (z) subsequent to the date hereof become untrue, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder;
(iii)    As of the date the Borrowers deliver notice of their intent to exercise an Extension Option, and the Second Extended Maturity Date, no Event of Default shall have occurred and be continuing and the Borrowers shall so certify in writing;
(iv)    As of the date the Borrowers deliver notice of their intent to exercise an Extension Option, and as of the Second Extension Maturity Date, Borrowers have demonstrated to the satisfaction of the Administrative Agent, that the Debt Yield for the Mall is greater than or equal to ten and a half percent (10.5%); and
(v)    On or prior to the first day of the third extension period, Borrowers shall pay to Agent for the ratable benefit of the then-current Lenders a fee equal to twelve and a half hundredths of one percent (0.125%) of the then-current outstanding Term Loans.

(d)    Reduction in Aggregate Term Exposure. In addition, Borrowers shall have the right at any time during the forty-five (45) day period prior to the Term Maturity Date or the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, to permanently reduce the aggregate Term Exposure by making any principal payment in the amount necessary to satisfy the conditions to extension set forth in Section 2.5(a)(iii) or Section 2.5(b)(iv) or Section 2.5(c)(iv) hereof, as applicable, by furnishing written notice to Administrative Agent of such election. In the event of any such election to reduce the aggregate Term Exposure, Administrative Agent shall so notify the Lenders and each Lender’s Pro Rata Share of the aggregate Term Exposure shall automatically be reduced by such Lender’s Term Exposure of the total reduction in the aggregate Term Exposure requested by Borrower when such principal payment has been made by the Borrowers.
2.6    [Reserved]
2.7    Authorized Agents. On the Closing Date and from time to time thereafter, the Borrowers shall deliver to the Administrative Agent Officer's Certificates setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Administrative Agent, the Lead Arrangers and the Lenders shall be entitled to rely conclusively on such employee’s or agent’s authority to request such Loan or such conversion/continuation until the Administrative Agent and the Lead Arrangers receive written notice to the contrary. None of the Administrative Agent or the Lead Arrangers shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Administrative Agent and the Lead Arrangers shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Administrative Agent, the Lead Arrangers or the Lenders shall incur any liability to the Borrowers or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or the Lead Arrangers believe to have been given by a person duly authorized to act on behalf of the Borrowers and the Borrowers hereby indemnify and hold harmless the Administrative Agent, the Lead Arrangers and each other Lender from any loss or expense the Administrative Agent, the Lead Arranger or the Lenders might incur in acting in good faith as provided in this Section 2.7.
ARTICLE III

[RESERVED]

ARTICLE IV

PAYMENTS AND PREPAYMENTS
4.1    Prepayments.
(a)    Voluntary Prepayments. The Borrowers may, at any time and from time to time, prepay the Loans in part or in their entirety, subject to the following limitations. The Borrowers shall give at least one (1) Business Day’s prior written notice, in the case of Base Rate Loans, and at least three (3) Business Days’ prior written notice, in the case of Eurodollar Rate Loans, to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 (or the remaining balance of the applicable Loans, if less). Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f).
(b)    Prepayment Premium. The prepayments described in clause (a) of this Section 4.1 may be made without premium or penalty, except as provided in Section 5.2(f).

4.2    Payments.
(a)    Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Arranger or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent or such other Lender, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. All payments shall be in Dollars. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly (on the same day as received by the Administrative Agent if received prior to 1:00 p.m. (New York time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Section 14.8(a) or at any Lending Office specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid.
(b)    Apportionment of Payments. (i) Subject to the provisions of Section 4.2(b)(iv), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective applicable Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied in the following order:
(A)    to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than itself for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers,
(B)    to pay all other Obligations then due and payable and
(C)    as the Borrowers so designate.

Unless otherwise designated by the Borrowers, all principal payments in respect of Loans shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans, with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.
(ii)    After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations and any amounts received as a result of the exercise of remedies pursuant to Sections 11.2 and 14.5, in the following order:
(A)    first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than itself for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;
(B)    second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;
(C)    third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and the Co-Agents;
(D)    fourth, to pay interest due in respect of Loans;
(E)    fifth, to the ratable payment or prepayment of principal outstanding on Loans; and
(F)    sixth, to the ratable payment of all other Obligations.
The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lead Arrangers, the other Lenders and other Holders as among themselves. The order of priority set forth in clauses (C) through (F) of this Section 4.2(b)(ii) may at any time and from time to time be changed by the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Holder which is not a Lender, or any other Person. The order of priority set forth in clauses (A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

(iii)    Subject to Section 4.2(b)(iv), the Administrative Agent shall promptly distribute to the Lead Arrangers and each other Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.
(iv)    In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a “Non Pro Rata Loan”), until the earlier of such Defaulting Lender’s cure of such failure and the termination of the Term Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrowers and otherwise required to be applied to such Defaulting Lender’s share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrowers by the Administrative Agent on behalf of such Defaulting Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Defaulting Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:
(A)    the foregoing provisions of this Section 4.2(b)(iv) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);
(B)    a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender’s original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrowers, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(iv), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;
(C)    amounts advanced to the Borrowers to cure, in full or in part, any such Lender’s failure to fund its Pro Rata Share of any Loan (“Cure Loans”) shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

(D)    regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrowers as to their desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.
(c)    Payments on Non-Business Days. Whenever any payment to be made by the Borrowers hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iii), the next preceding Business Day).
4.3    Promise to Repay; Evidence of Indebtedness.
(a)    Promise to Repay. The Borrowers hereby promise to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. Unless a Lender elects not to receive any such promissory note, the Borrowers shall execute and deliver to each Lender on the Closing Date, a promissory note, in form and substance acceptable to the Administrative Agent and such Lender, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.1, all in form and substance acceptable to the Administrative Agent, the applicable Lenders and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the “Notes”; and “Note” means any one of the Notes).
(b)    Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a “Loan Account”) evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes. Notwithstanding the foregoing, the failure by any Lender to maintain a Loan Account shall in no way affect the Borrowers' obligations hereunder, including, without limitation, the obligation to repay the Obligations.

(c)    Control Account. The Register maintained by the Administrative Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender’s share thereof.
(d)    Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.
(e)    No Recourse to Limited Partners or General Partner. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that nothing herein or in the Notes shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner, to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Loans (in which case such liability shall extend to the Person(s) committing such fraud, misappropriation or misapplication, but not to any other Person described above); but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent, the Lead Arrangers, the Co-Agents or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner (or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner) to pay money.
ARTICLE V

INTEREST AND FEES
5.1    Interest on the Loans and other Obligations.
(a)    Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:
(i)    If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans; and

(ii)    If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Rate Loans.
The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrowers at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrowers to the Administrative Agent; provided, however, that the Borrowers may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing and further provided that, from and after the occurrence of an Event of Default or a Potential Event of Default, each Eurodollar Rate Loan then outstanding may, at the Administrative Agent’s option, convert to a Base Rate Loan. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.
(b)    Interest Payments. (i) Interest accrued on each Loan shall be calculated on the first day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, and (B) if not theretofore paid in full, on the maturity date (whether by acceleration or otherwise) of such Loan.
(ii)    Interest accrued on the principal balance of all other Obligations shall be calculated on the first day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

(c)    Conversion or Continuation. (i) The Borrowers shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans, on such expiration date; and (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

(ii)    To convert or continue a Loan under Section 5.1(c)(i), the Borrowers shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrowers may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 5.1(c)(ii), if the Borrowers confirm such notice by delivery of the Notice of Conversion/Continuation to the Administrative Agent by facsimile transmission promptly, but in no event later than 3:00 p.m. (New York time) on the same day. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Interest Period applicable thereto, such Loans shall automatically be continued as Eurodollar Rate Loans with a Eurodollar Interest Period of one month; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing.
(d)    Default Interest. Notwithstanding the rates of interest specified in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the Applicable Margin, plus (C) two percent (2.0%) per annum.

(e)    Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days (or 365/366 days in the case of interest computed by reference to clauses (i), (ii) or (iii) of the Base Rate). In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on such Loan.
(f)    Eurodollar Rate Information. Upon the reasonable request of the Borrowers from time to time, the Administrative Agent shall promptly provide to the Borrowers such information with respect to the applicable Eurodollar Rate as may be so requested.
5.2    Special Provisions Governing Eurodollar Rate Loans.
(a)    Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be in a minimum principal amount of $1,500,000.
(b)    Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans) or Section 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrowers shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, an “Interest Period”) to apply to the Loans described in such notice, subject to the following provisions:
(i)    Subject to availability, the Borrowers may only select, as to a particular Borrowing of Eurodollar Rate Loans, an Interest Period (each, a “Eurodollar Interest Period”) of one, three or six months in duration; notwithstanding the forgoing, the Eurodollar Interest Period for the Borrowing of Eurodollar Rate Loans made on the Funding Date shall be the period commencing on the Funding Date and ending on July 8, 2016;
(ii)    In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;
(iii)    If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

(iv)    The Borrowers may not select an Interest Period as to any Loan if such Interest Period terminates later than the Term Maturity Date;
(v)    The Borrowers may not select an Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and
(vi)    There shall be no more than three (3) Interest Periods in effect at any one time with respect to Eurodollar Rate Loans.
(c)    Determination of Eurodollar Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the “Eurodollar Interest Rate Determination Date”), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of “Eurodollar Rate”) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and to each Lender. The Administrative Agent’s determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers and each Lender.
(d)    Market Disruption and Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Borrowing of Eurodollar Rate Loans:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Base Eurocurrency Rate or the Eurodollar Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Requisite Lenders that the Base Eurocurrency Rate or the Eurodollar Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone promptly followed in writing or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (1) any Notice of Conversion/Continuation that requests the conversion of any Eurodollar Rate Loans to, or continuation of any Eurodollar Rate Loans the applicable Interest Period, as the case may be, shall be ineffective and (2) such Borrowing shall be made as a Borrowing of Base Rate Loans.

(e)    Illegality. (o) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making, converting, maintaining or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.
(ii)    When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrowers' right to request from such Lender and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day’s prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.
(iii)    If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.
(iv)    A Lender may at its option make any Loan (a “Credit Extension”) to the Borrowers by causing any domestic or foreign branch or Affiliate of such Lender (any “Lending Office”) to make such Credit Extension; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Credit Extension in accordance with the terms of this Agreement. Upon receipt of such notice, the Borrowers shall take all reasonable actions requested by the Lender to mitigate or avoid such illegality.

(f)    Compensation. In addition to all amounts required to be paid by the Borrowers pursuant to Section 5.1 and Article XIII, the Borrowers shall compensate each Lender, upon demand, for all losses, expenses to third parties and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrowers but excluding any loss of Applicable Margin on the relevant Loans, any losses or expenses incurred as the result of such Lender’s gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) and any administrative fees incurred in effecting such liquidation or reemployment) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrowers or in a telephonic request by it for borrowing or conversion/ continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), including, without limitation, pursuant to Section 5.2(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid on a date which is not the last day of the applicable Interest Period (including pursuant to Section 13.4), (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 5.2(d), or (iv) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.
(g)    Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.
(h)    Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

(i)Adjusted Eurodollar Rate. Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.
ARTICLE VI

CONDITIONS TO LOANS
6.1    Conditions Precedent to the Loans. The obligation of each Lender on the Funding Date to make any Loan requested to be made by it, shall be subject to the satisfaction of all of the following conditions precedent:
(a)    Documents. The Administrative Agent shall have received, on or before the Closing Date, this Agreement, the Notes, the Collateral Assignment of Membership Interest, the Environmental Indemnity and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as Exhibit E and made a part hereof, each duly executed and in recordable form, where appropriate, and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrowers hereby direct their legal counsel to prepare and deliver to the Agents and the Lenders, the legal opinions referred to in such List of Closing Documents.
(b)    No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall be, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to enjoin, prohibit or restrain the making of the Loans on the Funding Date.
(c)    Interim Liabilities and Equity. Except as disclosed to the Lead Arrangers and the Lenders, since March 31, 2016, neither of the Borrowers or the Company shall have (i) entered into any material (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrowers' business, (ii) declared or paid any dividends or other distributions other than in the ordinary course of business, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.
(d)    No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans.

(e)    Representations and Warranties. All of the representations and warranties contained in Section 7.1 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Funding Date, except to the extent such representation and warranty (x) is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date, (y) may not be correct due solely to the passage of time, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder or (z) subsequent to the date hereof become untrue, but such untrue representation or warranty does not constitute a violation of this Agreement and does not arise out of the failure of Borrowers to perform their obligations hereunder.
(f)    Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Agents and the other Lenders, as applicable, all fees due and payable on or before the Closing Date and all expenses due and payable on or before the Funding Date, including, without limitation, reasonable, invoiced attorneys’ fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.
Each submission by the Borrowers to the Administrative Agent of a Notice of Borrowing with respect to a Loan or a Notice of Conversion/Continuation with respect to any Loan, and each acceptance by the Borrowers or of the proceeds of each Loan made, converted or continued hereunder, shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such Loan and the date of conversion or continuation, that all the conditions contained in this Section 6.1 have been satisfied or waived in accordance with Section 14.7.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES
7.1    Representations and Warranties of the Borrowers. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers described herein, the Borrowers hereby represent and warrant to each Lender that the following statements are true, correct and complete:

(a)    Organization; Powers of the Operating Partnership. (b) The Operating Partnership (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Indiana, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in each state in which failure to do so would have a Material Adverse Effect, (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (E) is a partnership for federal income tax purposes.
(b)    Organization; Powers of the Mall Owner. (d) The Mall Owner (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Mall Owner Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in each state in which failure to do so would have a Mall Owner Material Adverse Effect, (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement and (E) is a limited liability company for federal income tax purposes.
(ii)    The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Mall Owner Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.
(iii)    Each General Partner in existence as of the date hereof is (or shall be at such time as it becomes a General Partner) a duly formed and validly existing legal entity under the laws of its jurisdiction of formation and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

(iv)    True, correct and complete copies of the Organizational Documents identified on Schedule 7.1-A have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth indicated therein and, to the best of the Borrowers' knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.
(v)    Neither of the Borrowers nor the Company is a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code
(c)    Authority. (f) The General Partner has the requisite power and authority to execute, deliver and perform this Agreement on behalf of the Borrowers and each of the other Loan Documents which are required to be executed on behalf of each of the Borrowers as required by this Agreement. The General Partner is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrowers and is the sole general partner of the Operating Partnership, which, in turn, is the sole member of the Mall Owner.
(ii)    The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrowers and to which either or both of the Borrowers are a party and the consummation of the transactions contemplated thereby are (i) within the Operating Partnership’s partnership powers, which have been duly authorized by all necessary partnership or other applicable action and/or (ii) within the Mall Owner's limited liability company powers, which have been dully authorized by all necessary company powers or other applicable action, (and, in the case of the General Partner acting on behalf of the Borrowers in connection therewith, all necessary corporate action of such General Partner) and such authorization has not been rescinded. No other partnership, limited liability company or corporate action or proceedings on the part of either of the Borrowers or any General Partner is necessary to consummate such transactions.

(iii)    Each of the Loan Documents to which either of the Borrowers is a party have been duly executed and delivered on behalf of the Borrowers and constitutes the Borrowers' legal, valid and binding obligation, enforceable against the Borrowers in accordance with its terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law, is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrowers and the Borrowers' Subsidiaries on or before the Funding Date have been performed or complied with, and no Potential Event of Default, Event of Default or breach of any covenant by any of the Company, the Borrowers or any Subsidiary of the Borrowers exists thereunder.
(d    Subsidiaries; Ownership of Capital Stock and Partnership Interests. (h) Schedule 7.1-C (as updated pursuant to Section 8.2(a)(iii)) (A) contains a chart, together with lists, indicating the corporate structure of the Company, each of the Borrowers, and any other Person in which the Company or the Borrowers holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram as of the date Schedule 7.1-C was last updated; and (B) accurately sets forth, as of the date Schedule 7.1-C was last updated, (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of Securities of the Company, the Borrowers and the Subsidiaries of the Borrowers and the owners of such shares or interests (provided, however, that the shareholders of the Company and the limited partners of the Operating Partnership or the members of the Mall Owners are not listed thereon). As of the date Schedule 7.1-C was last updated, none of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on Schedule 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrowers and their Subsidiaries are duly authorized and validly issued.

(ii)    Except where failure may not have a Material Adverse Effect, each Subsidiary: (A) is a corporation, limited liability company or partnership, as indicated on Schedule 7.1-C, duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would limit its ability to use the courts of such jurisdiction to enforce Contractual Obligations to which it is a party, and (C) has all requisite power and authority to own and operate its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.
(e)    No Conflict. The execution, delivery and performance of each of the Loan Documents to which either of the Borrowers is a party do not and will not (i) conflict with the Organizational Documents of the Borrowers or any Subsidiary of the Borrowers, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrowers, the General Partner, any Limited Partner, any Subsidiary of the Borrowers, or any general or limited partner of any Subsidiary of the Borrowers, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrowers, the General Partner, any Limited Partner, any Subsidiary of the Borrowers or any general partner or limited partner of any Subsidiary of the Borrowers, or (iv) require any approval of shareholders of the Company or any general partner (or equity holder of any general partner) of any Subsidiary of the Borrowers.
(f)    Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which either of the Borrowers is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.
(g)    Governmental Regulation. Neither of the Borrowers nor any General Partner is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated by this Agreement.

(h)    Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative Agent: (i) audited financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2014 and December 31, 2015; and (ii) unaudited financial statements of the Company and its Subsidiaries and of the Borrowers for the fiscal quarters ended March 31, 2016. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Company and its Subsidiaries as at the respective dates thereof. Neither the Operating Partnership nor any of its Subsidiaries have any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect. Moreover, the Mall Owner does not have any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Mall Owner Material Adverse Effect.
(i)    Indebtedness. Schedule 7.1-H sets forth, as of December 31, 2014, all Indebtedness for borrowed money of the Mall Owner, the Operating Partnership, the General Partner and their respective Subsidiaries and, except as set forth on Schedule 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness or the incurrence of any Indebtedness permitted by this Agreement) since December 31, 2015, which, in the case of Non-Recourse Indebtedness only, will have or is reasonably likely to have, in any of such cases, a Material Adverse Effect.

(j)    Litigation; Adverse Effects. Except as set forth in Schedule 7.1-I, as of the Closing Date, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Operating Partnership, threatened against the Company, the Operating Partnership or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will or is reasonably likely to result in a loss in excess of $30,000,000, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Operating Partnership. None of the Company, any General Partner, the Operating Partnership or any Subsidiaries of the Operating Partnership is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
(k)    No Material Adverse Effect. Since December 31, 2015, there has occurred no event which has had or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
(l)    Tax Examinations. The IRS has examined (or is foreclosed from examining by applicable statutes) the federal income tax returns of any of the Company’s, the Borrowers' or their Subsidiaries’ predecessors in interest with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 2009 and the appropriate state Governmental Authority in each state in which the Company’s, the Borrowers' or their Subsidiaries’ predecessors in interest with respect to the Projects were required to file state income tax returns has examined (or is foreclosed from examining by applicable statutes) the state income tax returns of any of such Persons with respect to the Projects for all tax periods prior to and including the taxable year ending December 31, 2009. All deficiencies which have been asserted against such Persons as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the financial statements of such Persons to the extent, if any, required by GAAP. No such Person has taken any reporting positions for which it does not have a reasonable basis nor anticipates any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

(m)    Payment of Taxes. All tax returns, reports and similar statements or filings of each of the Persons described in Section 7.1(k), the Company, the Borrowers and their Subsidiaries required to be filed have been timely filed, and, except for Customary Permitted Liens, all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrowers or any of their Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect or a Mall Owner Material Adverse Effect. All other taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrowers and their Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove. Neither of the Borrowers has knowledge of any proposed tax assessment against either of the Borrowers, any of their Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
(n)    Performance. Neither the Company, the Borrowers nor any of their Affiliates has received any notice, citation or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Properties is in violation of any Requirements of Law or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or is not reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
(o)    Disclosure. The representations and warranties of the Borrowers contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The Borrowers have not intentionally withheld any fact from the Administrative Agent, the Lead Arrangers, the Co-Agents or the other Lenders in regard to any matter which will have or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect. Notwithstanding the foregoing, the Lenders acknowledge that the Borrowers shall not have liability under this clause (o) with respect to its projections of future events.

(p)    Requirements of Law. The Borrowers and each of their Subsidiaries are in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
(q)    Environmental Matters.
(i)    Except as disclosed on Schedule 7.1-P and in that certain Phase I Environmental Site Assessment Report prepared by EMG as Project 77084.06R-001.050 and dated April 17, 2006 and except where failure is not reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect:
(A)    the operations of the Borrowers, each of their Subsidiaries and their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law;
(B)    the Borrowers and each of their Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits;
(C)    none of the Borrowers or any of their Subsidiaries or any of their respective present or past Property or operations are subject to or are the subject of any investigation, judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement or settlement by any Governmental Authority respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law;
(D)    none of Borrowers or any of their Subsidiaries have filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law;

(E)    none of the Borrowers' or any of their Subsidiaries’ present or past Property is listed or proposed for listing on the National Priorities List (“NPL”) pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar state list of sites requiring Remedial Action;
(F)    neither the Borrowers nor any of their Subsidiaries have sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;
(G)    to the best of Borrowers' knowledge, there is not now, and to Borrowers' knowledge there has never been on or in any Project (I) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; (II) any landfill, waste pile, or surface impoundment; (III) any underground storage tanks the presence or use of which is or, to Borrowers' knowledge, has been in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos- containing material which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect; or (V) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment, in all cases, which such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters;
(H)    neither the Borrowers nor any of their Subsidiaries have received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;
(I)    neither the Borrowers nor any of their Subsidiaries have any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment;
(J)    no Environmental Lien has attached to any Property of the Borrowers or any Subsidiary of the Borrowers;

(K)    no Property of the Borrowers or any Subsidiary of the Borrowers is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrowers and/or such Subsidiary whose Property is subject thereto has fully complied with the requirements of such acts; and
(L)    neither the Borrowers nor any of their Subsidiaries owns or operates, or, to Borrowers' knowledge has ever owned or operated, any underground storage tank, the presence or use of which is or has been in violation of applicable Environmental, Health or Safety Requirements of Law, at any Project.
(ii)    the Borrowers and each of their Subsidiaries are conducting and will continue to conduct their respective businesses and operations and maintain each Project in compliance in all material respects with applicable Environmental, Health or Safety Requirements of Law and no such Person has been, and no such Person has any reason to believe that it or any Project will be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect.

(r)    ERISA. Neither the Borrowers nor any ERISA Affiliate maintains or contributes to any Plan or Multiemployer Plan other than those listed on Schedule 7.1-Q hereto. Each such Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in Schedule 7.1-Q, neither the Borrowers nor any of its ERISA Affiliates maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrowers and each of their ERISA Affiliates is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrowers nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. Neither the Borrowers nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan and furnished to the Administrative Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither the Borrowers nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrowers nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrowers nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on Schedule 7.1-Q, neither the Borrowers nor any of its ERISA Affiliates has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.
(s)    Securities Activities. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(t)    Solvency. After giving effect to the Loans to be made on the Funding Date and the disbursement of the proceeds of such Loans pursuant to the Borrowers' instructions, the Borrowers are Solvent.

(u)    Insurance. Schedule 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrowers and their Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrowers and/or their Subsidiaries.
(v)    REIT Status. The Company qualifies as a REIT under the Internal Revenue Code.
(w)    Ownership of Projects, Minority Holdings and Property. Ownership of substantially all wholly-owned Projects, Minority Holdings and other Property of the Consolidated Businesses are held by the Operating Partnership and its Subsidiaries and are not held directly by the General Partner.
(x)    Title to the Property. Mall Owner has and will have good and marketable fee simple title, free of all Liens other than Customary Permitted Liens, to the Mall .
(y)    Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective officers and employees, and to the knowledge of the Borrowers, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary, or to the knowledge of the Borrowers or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing (directly or indirectly), use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE VIII

REPORTING COVENANTS
Each Borrower covenants and agrees that so long as any Commitments or any Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:
8.1    Borrowers' Accounting Practices. The Borrowers shall maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP as in effect from time to time, and each of the financial statements and reports described below shall be prepared from such system and records and in form reasonably satisfactory to the Administrative Agent.
8.2    Financial Reports. The Borrowers shall deliver or cause to be delivered to the Administrative Agent:
(a)    Quarterly Reports.
(i)    Borrowers Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrowers and the related consolidated statements of income and cash flow of the Borrowers (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrowers as fairly presenting the consolidated and consolidating financial position of the Borrowers as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

(ii)    Mall Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), (i) an operating statement for the Mall and the Mall Owner showing actual to budgeted results and (ii) a current rent roll for the Mall, and at the reasonable request of the Administrative Agent, with a summary of all material leasing activity then taking place with respect to the Mall, including a description of status of all then-pending lease negotiations, if any (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, in each case in form and substance satisfactory to the Administrative Agent and, in comparative form, the corresponding figures for the corresponding periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrowers as fairly presenting the consolidated and consolidating financial position of the Mall and Mall Owner as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.
(iii)    Company Quarterly Financial Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company, the Operating Partnership and its Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting the consolidated and consolidating financial position of the Company, the Operating Partnership and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

(iv)    Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) and (a)(ii) of this Section 8.2, the Borrowers shall deliver Officer's Certificates, substantially in the form of Exhibit F attached hereto of each of the Borrowers and the Company (the “Quarterly Compliance Certificates”), signed by the Borrowers' and the Company’s respective Authorized Financial Officers representing and certifying (1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrowers and their Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partner and/or the Borrowers or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrowers' outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) a schedule of Mall EBITDA, (7) a schedule of Strip Center EBITDA, (8) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof and, if applicable, (9) an updated Schedule 7.1-C.

(b)    Annual Reports.
(i)    Borrowers Financial Statements. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Borrowers and their Subsidiaries as at the end of such Fiscal Year and (ii) a report with respect thereto of Ernst & Young, LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be without a “going concern” or like qualification or exception or a qualification or exception as to the scope of such audit and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Ernst & Young, LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements). The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Borrowers (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with representatives of the Borrowers, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.
(ii)    Mall Financial Statements. As soon as practicable, and in any event within (a) sixty (60) days after the end of each Fiscal Year, an annual operating budget for the coming fiscal year for the Mall and (b) at the reasonable request of the Administrative Agent, in comparative form, the corresponding figures for the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrowers as fairly presenting the consolidated and consolidating financial position of the Mall and the Mall Owner as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP.

(iii)    Company Financial Statements. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year and (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be without a “going concern” or like qualification or exception or a qualification or exception as to the scope of such audit and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements)(which report shall be subject to the confidentiality limitations set forth herein). The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

(iv)    Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), the Borrowers shall deliver Officer's Certificates of the Borrowers and the Company (the “Annual Compliance Certificates” and, collectively with the Quarterly Compliance Certificates, the “Compliance Certificates”), signed by the Borrowers' and the Company’s respective Authorized Financial Officers, representing and certifying that (1) the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the General Partner, the Borrowers and their Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, and specifying the nature and period of existence thereof and what action the General Partner and/or the Borrowers or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Articles IX and X and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrowers' outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Combined EBITDA, (5) a schedule of Unencumbered Combined EBITDA, (6) a schedule of Mall EBITDA, (7) a schedule of Strip Center EBITDA, (8) calculations, in the form of Exhibit G attached hereto, evidencing compliance with each of the financial covenants set forth in Article X hereof, and (9) a schedule of the estimated taxable income of the Borrowers for such fiscal year.
(v)    Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety-five (95) days after the end of each Fiscal Year, the Borrowers shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies 3% or more of the gross leasable area in the Projects in the aggregate.

8.3    Events of Default. Promptly upon either of the Borrowers obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice to the Borrowers with respect to a claimed Event of Default or Potential Event of Default under this Agreement; (b) that any Person has given any notice to the Borrowers or any Subsidiary of the Borrowers or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect, the Borrowers shall deliver to the Administrative Agent and the Lenders an Officer’s Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrowers have taken, are taking and propose to take with respect thereto.
8.4    Lawsuits. Promptly upon the Borrowers' obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting either of the Borrowers or any of their Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrowers' reasonable judgment, the Borrowers or any of their Subsidiaries to liability in an amount aggregating $15,000,000 or more and is not covered by Borrower’s insurance, the Borrower shall give written notice thereof to the Administrative Agent and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.
8.5    ERISA Notices. The Borrowers shall deliver or cause to be delivered to the Administrative Agent, at the Borrowers' expense, the following information and notices as soon as reasonably possible, and in any event:
(a)    within fifteen (15) Business Days after the Borrowers or any ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred, a written statement of the chief financial officer of the Borrowers describing such ERISA Termination Event and the action, if any, which either of the Borrowers or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

(b)    within fifteen (15) Business Days after the Borrowers or any ERISA Affiliate knows or has reason to know that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which either of the Borrowers or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;
(c)    within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Plan;
(d)    within fifteen (15) Business Days after receipt by either of the Borrowers or any ERISA Affiliate of each actuarial report for any Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;
(e)    within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Plan and all communications received by either of the Borrowers or any ERISA Affiliate with respect to such request;
(f)    within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Plan or Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which either of the Borrowers or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;
(g)    within fifteen (15) Business Days after either of the Borrowers or any ERISA Affiliate receives notice of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer a Plan, copies of each such notice;
(h)    within fifteen (15) Business Days after either of the Borrowers or any of their Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;
(i)    within fifteen (15) Business Days after either of the Borrowers or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;
(j)    within fifteen (15) Business Days after either of the Borrowers or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

(k)    within fifteen (15) Business Days after either of the Borrowers or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.
For purposes of this Section 8.5, the Borrowers and any ERISA Affiliate shall be deemed to know all facts known by the “Administrator” of any Plan of which either of the Borrowers or any ERISA Affiliate is the plan sponsor.
8.6    Environmental Notices. The Borrowers shall notify the Administrative Agent in writing, promptly upon any representative of either of the Borrowers or other employee of either of the Borrowers responsible for the environmental matters at any Property of either of the Borrowers learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):
(a)    notice or claim to the effect that either of the Borrowers or any of their Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect;
(b)    notice that either of the Borrowers or any of their Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which is reasonably likely to result in a Material Adverse Effect or a Mall Owner Material Adverse Effect;
(c)    notice that any Property of either of the Borrowers or any of their Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect;
(d)    notice of violation by either of the Borrowers or any of their Subsidiaries of any Environmental, Health or Safety Requirement of Law which is reasonably likely to result in a Material Adverse Effect or a Mall Owner Material Adverse Effect;
(e)    any condition which might reasonably result in a violation by either of the Borrowers or any Subsidiary of either of the Borrowers of any Environmental, Health or Safety Requirement of Law, which violation would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect;

(f)    commencement of or written notice of intent to commence any judicial or administrative proceeding alleging a violation by either of the Borrowers or any of their Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect;
(g)    new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that could result in a Material Adverse Effect or a Mall Owner Material Adverse Effect; or
(h)    any proposed acquisition of stock, assets, real estate, or leasing of Property, or any other action by either of the Borrowers or any of their Subsidiaries that could subject either of the Borrowers or any of their Subsidiaries to environmental, health or safety Liabilities and Costs which could result in a Material Adverse Effect or a Mall Owner Material Adverse Effect.
8.7    Labor Matters. The Borrowers shall notify the Administrative Agent in writing, promptly upon either of the Borrowers learning thereof, of any labor dispute to which either of the Borrowers or any of its Subsidiaries may become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons’ and other facilities) which is reasonably likely to result in a Material Adverse Effect.
8.8    Notices of Asset Sales and/or Acquisitions. The Operating Partnership shall deliver to the Administrative Agent and the Lenders written notice of each of the following upon the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $500,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $500,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $500,000,000.
8.9    Tenant Notifications. The Borrowers shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than 5% of the Borrowers' share of consolidated minimum rent is attributable.

8.10    Other Reports. The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the other Lenders to the extent not publicly available electronically at www.sec.gov or www.wpglimcher.com (or successor web sites thereto), copies of all financial statements, reports, notices and other materials, if any, sent or made available generally by any General Partner and/or the Borrowers to their respective Securities holders or filed with the Commission, all press releases made available generally by any General Partner and/or the Borrowers or any of their Subsidiaries to the public concerning material developments in the business of any General Partner, the Borrowers or any such Subsidiary and all notifications received by the General Partner, the Borrowers or their Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.
8.11    Other Information. Promptly upon receiving a request therefor from the Administrative Agent or any Lead Arrangers, the Borrowers shall prepare and deliver to the Administrative Agent and the other Lenders such other information with respect to any General Partner, the Borrowers, or any of their Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent, any Lead Arrangers or any Lender.
ARTICLE IX

AFFIRMATIVE COVENANTS
Each Borrower covenants and agrees that so long as any Commitments or Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:
9.1    Existence, Etc. The Borrowers shall, and shall cause each of their Subsidiaries to, at all times maintain its corporate existence or existence as a limited partnership, limited liability company or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.
9.2    Powers; Conduct of Business. The Borrowers shall remain qualified, and shall cause each of their Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing, except where the failure to remain so qualified is not likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect.

9.3    Compliance with Laws, Etc.. The Borrowers shall, and shall cause each of their Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above is not reasonably likely to have a Material Adverse Effect or a Mall Owner Material Adverse Effect; provided, however, that the Borrowers shall, and shall cause each of their Subsidiaries to, comply with all Environmental, Health or Safety Requirements of Law affecting such Person or the business, Property, assets or operations of such Person. The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
9.4    Payment of Taxes and Claims. The Borrowers shall pay, and shall cause each of their Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.3 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrowers' or any of the Borrowers' Subsidiaries’ Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.
9.5    Insurance. The Borrowers shall each maintain for itself and their Subsidiaries, or shall cause each of their Subsidiaries to maintain in full force and effect the insurance policies and programs listed on Schedule 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers reasonably acceptable to the Administrative Agent.

9.6    Inspection of Property; Books and Records; Discussions. The Borrowers shall permit, and cause each of their Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lead Arranger, Co-Agent or other Lender to visit and inspect any of the Projects or inspect the MIS of the Borrowers or any of their Subsidiaries which relates to the Projects, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all with a representative of either of the Borrowers present, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor’s expense. The Borrowers shall each keep and maintain, and cause their Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.
9.7    ERISA Compliance. Each Borrower shall, and shall cause each of their Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where failure to do so is not reasonably likely to result in liability to either of the Borrowers or an ERISA Affiliate of an amount in excess of $5,000,000.
9.8    Maintenance of Property. The Borrowers shall, and shall cause each of their Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair and in a businesslike manner, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same in a businesslike manner; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrowers or such applicable Subsidiary. Without any limitation on the foregoing, the Borrowers shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.
9.9    Company Status
9.10    Ownership of Projects, Minority Holdings and Property

ARTICLE X

NEGATIVE COVENANTS
Each Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments or Loans are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:
10.1    Indebtedness.
(a) Neither of the Operating Partnership nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(i)    Indebtedness which, when aggregated with Total Adjusted Outstanding Indebtedness as of the time of incurrence, creation or assumption thereof, would not cause Total Adjusted Outstanding Indebtedness to exceed sixty percent (60%) of Capitalization Value; provided, however, that in connection with a portfolio acquisition, Total Adjusted Outstanding Indebtedness may exceed sixty percent (60%) of Capitalization Value, but in no event exceed sixty-five percent (65%) of Capitalization Value, as of the time of such acquisition and for the four (4) consecutive full calendar quarters after such acquisition;
(ii)    Indebtedness which, when aggregated with Total Outstanding Unsecured Indebtedness as of the time of incurrence, creation or assumption thereof, would not cause Total Outstanding Unsecured Indebtedness to exceed sixty percent (60%) of Unencumbered Capitalization Value; provided, however, that in connection with a portfolio acquisition, Total Outstanding Unsecured Indebtedness may exceed sixty percent (60%) of Unencumbered Capitalization Value but in no event exceed sixty-five percent (65%) of Unencumbered Capitalization Value, as of the time of such acquisition and for the four (4) consecutive full calendar quarters after such acquisition; and

(iii)    Indebtedness which, when aggregated with Secured Indebtedness of the Consolidated Businesses and the Operating Partnership's proportionate share (determined in accordance with GAAP) of Secured Indebtedness of its Minority Holdings would not cause Secured Indebtedness of the Consolidated Businesses and the Operating Partnership's proportionate share (determined in accordance with GAAP) of Secured Indebtedness of its Minority Holdings to exceed forty percent (40%) of Capitalization Value; provided, however, that, in connection with a portfolio acquisition, such Secured Indebtedness may exceed forty percent (40%) of Capitalization Value, but in no event exceed fifty percent (50%) of Capitalization Value, as of the time of such acquisition and for the four (4) consecutive full calendar quarters after such acquisition.
For purposes of Section 10.1(a)(i) only (and for no other purpose under this Agreement), (A) Total Adjusted Outstanding Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Indebtedness, and (y) Unrestricted Cash, and (B) Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.
For purposes of Section 10.1(a)(ii) only (and for no other purpose under this Agreement), (A) Total Outstanding Unsecured Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Unsecured Indebtedness, and (y) the sum of Unrestricted Cash minus any Unrestricted Cash deducted from Secured Indebtedness pursuant to the following paragraph, and (B) Unencumbered Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.
For purposes of Section 10.1(a)(iii) only (and for no other purpose under this Agreement), (A) Secured Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Maturing Secured Indebtedness, and (y) the sum of Unrestricted Cash minus any Unrestricted Cash deducted from Total Outstanding Unsecured Indebtedness pursuant to the preceding paragraph, and (B) Capitalization Value shall be adjusted by deducting therefrom Cash and Cash Equivalents and adding back the amount, if any, by which Unrestricted Cash exceeds Maturing Indebtedness.

(b)    The Mall Owner shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except, (i) the total outstanding Obligations under this Term Facility and the Loan Documents, (ii) financing of the purchase of customary equipment used in the operation of the Mall and (iii) trade payables and other Indebtedness necessary for the operation of the Mall and incurred in the ordinary course of business, provided that such trade payables and other Indebtedness are paid within ninety (90) days of when incurred and provided further that the aggregate amount of trade payables and other Indebtedness (excluding the Obligations under this Term Facility and the Loan Documents outstanding at any time shall not exceed $500,000).
(c)    Neither the Operating Partnership nor any of its Subsidiaries nor the Mall Owner shall incur, directly or indirectly, Indebtedness for borrowed money from the General Partner, unless such Indebtedness is unsecured and expressly subordinated to the payment of the Obligations.
10.2    Sales of Assets.
(a)    Neither the Operating Partnership nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so which would result in a Material Adverse Effect or a Mall Owner Material Adverse Effect, except that this restriction shall not apply to transfers for estate planning purposes.
(b)    Other than a Permitted Transfer, without the prior written consent of Administrative Agent, the Mall Owner shall not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, without, in each instance, the prior written consent of the Administrative Agent: (i) any sale, lease (except for leases to tenants in the ordinary course of an owner of a regional mall of like comparison to the Mall), exchange, conveyance, transfer, mortgage, assignment, pledge or other encumbrance of any right, title or interest of the Mall Owner in and to the Mall or any portion thereof; or (ii) any sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance of any direct or indirect ownership interest in the Mall Owner or the Mall or any portion of the foregoing, or any change in the management or control of the Mall Owner or the Property Manager, except to the extent the replacement property manager is a Qualified Manager.
(c)    Notwithstanding anything to the contrary herein, the Mall Owner shall have the right to sell and ground lease non-income producing Mall Property parcels, provided that each such sale or ground lease is made, and the balance of the Mall Property is, in compliance with applicable laws.

10.3    Liens. Neither of the Borrowers nor any of their Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:
(a)    Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrowers pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $5,000,000 for any Project;
(b)    Liens securing permitted Secured Indebtedness; and
(c)    Customary Permitted Liens.
10.4    Investments. Neither of the Borrowers nor any of their Subsidiaries shall directly or indirectly make or own any Investment except:
(a)    Investments in Cash and Cash Equivalents;
(b)    Subject to the limitations of clause (e) below, Investments in the Borrowers' Subsidiaries, the Borrowers' Affiliates and Minority Holdings and the Management Company;
(c)    Investments in the form of advances to employees in the ordinary course of business; provided that the aggregate principal amount of all such advances at any time outstanding shall not exceed $1,000,000;
(d)    Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;
(e)    Investments in any individual Project, which when combined with like Investments of the General Partner in such Project, do not exceed ten percent (10%) of the Capitalization Value (inclusive of the Capitalization Value attributable to such Project) after giving effect to such Investments of the Operating Partnership; and
(f)    Investments in a single Person owning a Project or Property, or a portfolio of Projectsor Properties, which when combined with like Investments of the General Partner in such Person, do not exceed forty percent (40%) of the combined Capitalization Value after giving effect to such Investments of the Operating Partnership.

10.5    Conduct of Business. Neither of the Borrowers nor any of their Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly retail and mixed use Projects and portfolios of like Projects and (b) any business or activities which are substantially similar, related or incidental thereto.
10.6    Transactions with Partners and Affiliates. Other than a Permitted Transfer, neither of the Borrowers nor any of their Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of either of the Borrowers, or with any Affiliate of either of the Borrowers which is not their Subsidiary, on terms that are determined by the Board of Directors of the General Partner to be less favorable to either of the Borrowers or any of their Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 10.6 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrowers or any of their Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrowers or such Subsidiary, provided that no Event of Default or Potential Event of Default has occurred and is continuing; (b) payment of customary partners’ indemnities; or (c) performance of any obligations arising under the Loan Documents.
10.7    Restriction on Fundamental Changes. Other than a Permitted Transfer, the Borrowers shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or change their jurisdiction of organization without the prior written consent of the Requisite Lenders, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of either of the Borrower’s businesses or Properties, whether now or hereafter acquired, except (i) in connection with issuance, transfer, conversion or repurchase of limited partnership interests in Operating Partnership or (ii) where any such transaction does not constitute an Event of Default pursuant to Section 11.1(o).

10.8    Use of Proceeds; Margin Regulations; Securities, Sanctions and Anti- Corruption Laws. The proceeds of the Loans will be used only for the purposes described in Section 2.3. Neither of the Borrowers nor any of their Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock or for any purpose that entails a violation of the Regulations of the Federal Reserve Board, including Regulation T, Regulation U or Regulation X. The Borrowers will not request any Loan, and the Borrowers shall not use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
10.9    ERISA. The Borrowers shall not and shall not permit any of their Subsidiaries or ERISA Affiliates to:
(a)    engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;
(b)    permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Plan, whether or not waived;
(c)    fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;
(d)    terminate any Plan which would result in any liability of either of the Borrowers or any ERISA Affiliate under Title IV of ERISA;
(e)    fail to make any contribution or payment to any Multiemployer Plan which either of the Borrowers or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;
(f)    fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

(g)    amend a Plan resulting in an increase in current liability for the plan year such that either of the Borrowers or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.
10.10    Organizational Documents. Neither the General Partner, the Borrowers, nor any of their Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of either of the Borrowers or any such Subsidiary, provided that the Borrowers shall have provided the Administrative Agent with sixty (60) days prior written notice of any such name change, or (b) changes (including changes in connection with the issuance of preferred securities) that would not affect such Organizational Documents in any material manner not otherwise permitted under this Agreement (including the amendments to the Organizational Documents contemplated by and attached to the Registration Statement).
10.11    Fiscal Year. Neither the Company, the Borrowers nor any of their Consolidated Businesses shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.
10.12    Other Financial Covenants.
(a)    Minimum Combined Equity Value. The Combined Equity Value shall not be less than $2,000,000,000 as of the last day of any fiscal quarter.
(b)    Minimum Debt Service Coverage Ratio. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of Combined EBITDA to Combined Debt Service shall not be less than 1.50 to 1.00.
(c)    Unencumbered Combined EBITDA to Unsecured Interest Expense. As of the first day of each fiscal quarter for the immediately preceding consecutive four fiscal quarters, the ratio of Unencumbered Combined EBITDA to Unsecured Interest Expense shall not be less than 1.60 to 1.00.
(d)    Distributions. If an Event of Default has occurred and is continuing, the Operating Partnership shall not make distributions to the Company in excess of the amount of dividends required to be paid by the Company to its shareholders in order to maintain the Company’s REIT status in any taxable year (taking into account all amounts treated as dividends in such taxable year under the Internal Revenue Code).
10.13    Pro Forma Adjustments. In connection with an acquisition of a Project, a Property, or a portfolio of Projects or Properties, by any of the Consolidated Businesses or any Minority Holding (whether such acquisition is direct or through the acquisition of a Person which owns such Property), the financial covenants contained in this Agreement shall be calculated as follows on a pro forma basis (with respect to the pro rata share of the Operating Partnership in the case of an acquisition by a Minority Holding), which pro forma calculation shall be effective until the last day of the fourth full fiscal quarter following such acquisition (or such earlier test period, as applicable), at which time actual performance shall be utilized for such calculations.
(a)    Annual EBITDA. For up to four (4) fiscal quarters post acquisition, Annual EBITDA for the acquired Property shall be deemed to be an amount equal to (i) the net purchase price of the acquired Property (or the Operating Partnership's pro rata share of such net purchase price in the event of an acquisition by a Minority Holding) for the first fiscal quarter following such acquisition, multiplied by the applicable Capitalization Rate, and (ii) for the succeeding three fiscal quarters, Annual EBITDA shall be deemed the greater of (A) the net purchase price multiplied by the applicable Capitalization Rate, or (B) the actual EBITDA from such acquired Property during the period following either of the Operating Partnership's (direct or indirect) acquisition, computed on an annualized basis, provided that such annualized EBITDA shall in no event exceed the final product obtained after multiplying (1) the net purchase price by (2) 1.1, and then by (3) the applicable Capitalization Rate.
(b)    Combined EBITDA. The pro forma calculation of Annual EBITDA for the acquired Property shall be added to the calculation of Combined EBITDA.
(c)    Unencumbered Combined EBITDA. If, after giving effect to the acquisition, the acquired Property will not be encumbered by Secured Indebtedness, then the pro forma Annual EBITDA for the acquired Property shall be added to the calculation of Unencumbered Combined EBITDA.
(d)    Secured Indebtedness. Any Indebtedness secured by a Lien incurred and/or assumed in connection with such acquisition of a Property shall be added to the calculation of Secured Indebtedness.
(e)    Total Adjusted Outstanding Indebtedness. Any Indebtedness incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Adjusted Outstanding Indebtedness.
(f)    Total Outstanding Unsecured Indebtedness. Any Indebtedness which is not secured by a Lien and which is incurred and/or assumed in connection with such acquisition shall be added to the calculation of Total Outstanding Unsecured Indebtedness.
(g)    Unsecured Interest Expense. If any unsecured Indebtedness is incurred or assumed in connection with such acquisition, then the amount of interest expense to be incurred on such Indebtedness during the period following such acquisition, computed on an annualized basis during the applicable period, shall be added to the calculation of Unsecured Interest Expense.
ARTICLE XI

EVENTS OF DEFAULT; RIGHTS AND REMEDIES
11.1    Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:
(a)    Failure to Make Payments When Due. The Borrowers shall fail to pay (i) when due any principal payment on the Obligations which is due on the Term Maturity Date, or (i) within five (5) Business Days after the date on which due, any interest payment on the Obligations or any principal payment pursuant to the terms of Section 4.1(a), or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove, or (iv) within five (5) Business Days after notice from the Administrative Agent after the date on which due, any other Obligations (other than an amount referred to in clauses (i), (ii) or (iii) hereinabove) payable under this Agreement.
(b)    Breach of Certain Covenants. Either of the Borrowers shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 8.3, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, or Article X, and, with respect to a default under Section 9.6 by the Mall Owner, such default or event of default shall continue for ten (10) days after receipt of written notice from the Administrative Agent thereof.
(c)    Breach of Representation or Warranty. Any representation or warranty made by either of the Borrowers to the Administrative Agent, any Lead Arrangers or any other Lender herein or by either of the Borrowers or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.
(d)    Other Defaults. Either of the Borrowers shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for twenty (20) days after receipt of written notice from the Administrative Agent thereof.

(h)    Other Indebtedness.
(i)    Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations) of the Operating Partnership or any of its Subsidiaries aggregating $50,000,000 or more, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a prepayment, redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Operating Partnership or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc.
(i)    An involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect shall be commenced against either (a) any General Partner, the Operating Partnership, or any of their Subsidiaries to which $250,000,000 or more of the Combined Equity Value is attributable or (b) the Mall Owner, and, in either case, the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any General Partner, the Operating Partnership or any of their Subsidiaries or the Mall Owner in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of any General Partner or Limited Partners of the Operating Partnership or the Mall Owner or the board of directors or partners of any of the Operating Partnership's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(ii)    To the extent such appointment relates to an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over either (a) any General Partner, the Borrowers, or any of their Subsidiaries to which $250,000,000 or more of the Combined Equity Value is attributable or over all or a substantial part of the Property of any General Partner, the Operating Partnership or any of such Subsidiaries shall be entered or (b) the Mall Owner; or, to the extent such appointment relates to an involuntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, an interim receiver, trustee or other custodian of any General Partner, the Operating Partnership or any of such Subsidiaries or the Mall Owner or of all or a substantial part of the Property of any General Partner, the Operating Partnership or any of such Subsidiaries or the Mall Owner shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any General Partner, the Operating Partnership or any of such Subsidiaries or the Mall Owner shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any General Partner or Limited Partners of the Operating Partnership of the Mall Owner or the board of directors or partners of any of Operating Partnership's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.
(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any of any General Partner, the Operating Partnership, or any of its Subsidiaries to which $250,000,000 or more of the Combined Equity Value is attributable or (ii) the Mall Owner, shall (A) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (C) apply for or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due or (F) take any action for the purpose of effecting any of the foregoing.

(h)    Judgments and Unpermitted Liens.
(i)    Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against (a) the Operating Partnership or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $25,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) or (b) the Mall Owner or any of its respective assets involving in any case an amount in excess of $7,500,000, which, in either case, is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $50,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness), the entry thereof shall immediately constitute an Event of Default hereunder.
(ii)    A federal, state, local or foreign tax Lien is filed against either of the Borrowers which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within fifty (50) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the Environmental Lien Claims described in clause (iii) below, equals or exceeds (a) $25,000,000 in the case of the Operating Partnership or (b) $7,500,000 in the case of the Mall Owner.
(iii)    An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of the tax Liens described in clause (ii) above, equals or exceeds (a) $25,000,000 in the case of the Operating Partnership or (b) $7,500,000 in the case of the Mall Owner.
(i)    Dissolution. Any order, judgment or decree shall be entered against either of the Borrowers decreeing their involuntary dissolution or split up; or either of the Borrowers shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.
(j)    Loan Documents. At any time, for any reason, any Loan Document ceases to be in full force and effect or either of the Borrowers seeks to repudiate its obligations thereunder.
(k)    ERISA Termination Event. Any ERISA Termination Event occurs which the Administrative Agent reasonably believes could subject either of the Borrowers or any ERISA Affiliate to liability in excess of $500,000.

(l)    Waiver Application. The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent reasonably believes that the substantial business hardship upon which the application for the waiver is based could subject either of the Borrowers or any ERISA Affiliate to liability in excess of $500,000.
(m)    Certain Defaults Pertaining to the General Partner. The Company shall fail to (i) maintain its status as a REIT for federal income tax purposes, (ii) except where such failure does not constitute an Event of Default under Section 11.1(o), continue as a general partner of the Operating Partnership, (iii) maintain ownership (directly or indirectly) of no less than 99% of the equity Securities of any other General Partner of the Operating Partnership, (iv) comply with all Requirements of Law applicable to it and its businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect, (v) remain listed on the New York Stock Exchange or other national stock exchange, or (vi) file all tax returns and reports required to be filed by it with any Governmental Authority as and when required to be filed or to pay any taxes, assessments, fees or other governmental charges upon it or its Property, assets, receipts, sales, use, payroll, employment, licenses, income, or franchises which are shown in such returns, reports or similar statements to be due and payable as and when due and payable, except for taxes, assessments, fees and other governmental charges (A) that are being contested by the Company in good faith by an appropriate proceeding diligently pursued, (B) for which adequate reserves have been made on its books and records, and (C) the amounts the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect. The Operating Partnership shall fail to maintain ownership (directly or indirectly) of 100% of the Equity Interests of the Mall Owner.
(n)    Merger or Liquidation of the General Partner or the Borrower. Any General Partner shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) except where such merger or liquidation does not constitute an Event of Default under Section 11.1(o), such General Partner is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement. Except where such merger or liquidation does not constitute an Event of Default under Section 11.1(o), either of the Borrowers shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Operating Partnership or Mall Owner, as the case may be, is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

(o)    Merger or Consolidation. If at any time from and after the Closing Date either of the Borrowers or the Company merges or consolidates with another Person unless either (x) of the Borrowers or the Company, as the case may be, is the surviving entity, or (y) a majority of the board of directors of the Company, and a majority of its senior management, immediately prior to the merger continue as directors of the surviving entity, and continue to be employed as senior management of the surviving entity.
(p)    Asset Sales. Other than a Permitted Transfer or any sale or transfer completed in accordance with Section 10.2(c), if at any time from and after the Closing Date, (i) the Operating Partnership sells, transfers, assigns or conveys assets in a single transaction or series of related transactions, the book value of which (computed in accordance with GAAP but without deduction for depreciation), in the aggregate of all such sales, transfers, assignments, or conveyances exceeds 30% of the Capitalization Value, or (ii) Mall Owner sells the Mall or any portion thereof, or (iii) any direct or indirect interest in the Mall Owner is sold or transferred by the Sole Member or the Operating Partnership.
(q)    Management Services. If at any time from and after the Closing Date, the Borrowers or their Subsidiaries or Affiliates or the Management Company or a Qualified Manager cease to provide, collectively, directly or through their Affiliates property management and leasing services to at least 33% of the total number of shopping centers in which the Operating Partnership has an ownership interest (it being agreed for the avoidance of doubt that the Operating Partnership may self-manage its properties upon the establishment of self-incorporated management functions to be considered in compliance with such requirement).
(r)    Change in Control. (i) The acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (ii) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; or (iii) other than a Permitted Transfer, there is any sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance of any direct or indirect ownership of the Mall Owner.
An Event of Default shall be deemed “continuing” until cured or waived in writing in accordance with Section 14.7.

11.2    Rights and Remedies.
(a)    Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g) with respect to the Borrowers, any unused Term Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrowers, (i) declare that any unused Term Commitments are terminated, whereupon any unused Term Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers.
(b)    Rescission. If at any time after termination of any unused Term Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of any unused Term Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

(c)    Enforcement. The Borrowers acknowledge that in the event either of the Borrowers or any of their Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Lead Arrangers and the other Lenders; therefore, the Borrowers agree that the Administrative Agent, the Lead Arrangers and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
ARTICLE XII

THE AGENTS
12.1    Appointment. (r) Each Lender hereby designates and appoints The Huntington National Bank, as the Administrative Agent, the Lead Arrangers as the Lead Arrangers, and the Co-Agents as the Co-Agents of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent, the Lead Arrangers and the Co-Agents to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent, the Lead Arrangers and the Co-Agents each agree to act as such on the express conditions contained in this Article XII.
(b)    The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Lead Arrangers, the Co-Agents and the other Lenders, and neither of the Borrowers, the General Partner nor any Subsidiary of the Borrowers shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing their respective functions and duties under this Agreement, the Administrative Agent, each of the Lead Arrangers and each Co-Agent shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any General Partner, the Borrowers, or any Subsidiary of the Borrowers. The Administrative Agent, each Lead Arranger and each Co-Agent may perform any of their respective duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

12.2    Nature of Duties.
(a)    The Administrative Agent, the Lead Arrangers and the Co-Agents shall not have any powers, duties or responsibilities under this Agreement or the other Loan Documents except in its capacity as Lender and those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent, the Lead Arrangers and the Co-Agents shall be mechanical and administrative in nature. None of the Administrative Agent, any of the Lead Arrangers or any Co-Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent or the Lead Arrangers or Co-Agents any obligations or duties in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Administrative Agent, the Lead Arrangers and the Co-Agents shall not have any duties to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.7). The Administrative Agent hereby agrees that its duties shall include providing copies of documents received by it from the Borrowers which are reasonably requested by any Lender and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder. In addition, the Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices (including, without limitation, requests for waivers or modifications, as well as all notices received pursuant to Sections 8.4, 8.5, 8.6 and 8.7) sent or received, together with copies of all reports or other information received by it from the Borrowers, including, without limitation, all financial information delivered to the Administrative Agent pursuant to Section 8.2. Except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)    In connection with all aspects of each transaction contemplated hereby, the Borrowers acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith are an arm’s-length commercial transaction between the Borrowers, on the one hand, and the Administrative Agent, the Lead Arrangers, the Co-Agents and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transaction, the Administrative Agent, each Lead Arranger, each Co-Agent and each Lender or any Affiliate thereof is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrowers or any of their Affiliates, stockholders, creditors or employees or another Person; (iii) neither the Administrative Agent nor the Lead Arrangers, the Co-Agents nor any Lender or any Affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lead Arrangers, Co-Agent or Lender or any Affiliate thereof has advised or is currently advising the Borrowers or any of its Affiliates on other matters) and neither the Administrative Agent nor any Lead Arrangers, Co-Agents or Lender or any Affiliate thereof has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Lead Arrangers, Co-Agents and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor any Lead Arrangers, Co-Agent or Lender or such Affiliate has any obligation to disclose any of such interests by virtue of any relationship arising out of or related to any of the transactions contemplated hereby or the process leading thereto; and (v) the Administrative Agent and the Lead Arrangers, the Co-Agents and the Lenders or any Affiliate thereof have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. The Borrowers hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lead Arrangers, the Co-Agents and the Lenders or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty arising out of or related to any of the transactions contemplated hereby or the process leading thereto.

12.3    Right to Request Instructions. The Administrative Agent and the Lead Arrangers and Co-Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Holder shall have any right of action whatsoever against the Administrative Agent or any Lead Arrangers or Co-Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.
12.4    Reliance. The Administrative Agent and the Lead Arrangers and Co-Agents shall each be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. With respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, the Administrative Agent and each of the Lead Arranger and each Co-Agent may rely upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5    Indemnification. To the extent that the Administrative Agent or any Lead Arranger or Co-Agent are not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent solely in its capacity as such Agent and not as a Lender for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender’s Pro Rata Share of the Facility determined as of the time when such indemnification is sought, unless and to the extent that any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements shall arise as a result of such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a non-appealable final judgment. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.
12.6    Agents Individually. With respect to their respective Pro Rata Share of the Facility hereunder, if any, and the Loans made by them, if any, the Administrative Agent, the Lead Arrangers and the Co-Agents shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent, each Lead Arranger and each Co-Agent in their respective individual capacity as a Lender or as one of the Requisite Lenders. The Administrative Agent, each Lead Arranger and each Co-Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any of their Subsidiaries as if they were not acting as the Administrative Agent and the Lead Arrangers pursuant hereto.

12.7    Successor Agents.
(a)    Resignation and Removal. Any Lead Arranger or the Administrative Agent may resign from the performance of all its functions and duties hereunder (including as Administrative Agent) at any time by giving at least thirty (30) Business Days’ prior written notice to the Borrowers and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control (the “Resignation Effective Date”). Any Lead Arranger or the Administrative Agent may be removed at the direction of the Requisite Lenders, in the event such Lead Arranger or the Administrative Agent shall commit gross negligence or willful misconduct in the performance of its duties hereunder. Such resignation or removal shall take effect upon the acceptance by a successor Lead Arranger or Administrative Agent of appointment pursuant to this Section 12.7. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    Appointment by Requisite Lenders. Upon any such resignation or removal becoming effective, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Event of Default shall have occurred and be continuing, selected from among the Lenders.
(b)    Appointment by Retiring Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Lenders appoint a successor Agent as provided above.
(b)    Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.
12.8    Relations Among the Lenders. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrowers hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitment except in accordance with Section 11.2(a).

12.9    Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
12.10    Independent Credit Decisions. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non- public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE XIII

YIELD PROTECTION
13.1    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 13.1, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.1(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (w) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.1(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that either of the Borrowers is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of either of the Borrowers within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W- 8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W‑ 8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.1 (including by the payment of additional amounts pursuant to this Section 13.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 13.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes net of any Tax refunds) incurred by such indemnified party with respect to such indemnity payments and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Survival. Each party’s obligations under this Section 13.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 13.1, the term “applicable law” includes FATCA.

13.2    Increased Capital. If any Lender determines that any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company (if any) to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), and (ii) the amount of such capital or liquidity is increased by or based upon the making or maintenance by any Lender of its Loans or other advances made hereunder or the existence of any Lender’s obligation to make Loans, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent) from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. The Borrowers shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. This Section 13.2 shall survive the termination of the Commitments and the repayment of the Obligations for a period of 180 days.
13.3    Changes; Legal Restrictions. If any Change in Law shall:
(a)    subject a Lender (or its Applicable Lending Office or Eurodollar Affiliate) or the London interbank market to any condition, cost or expense (other than Taxes) of any kind which such Lender reasonably determines to be applicable to Commitments of the Lenders to make Eurodollar Rate Loans; or
(b)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(c)    impose, modify, or hold applicable, in the determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;
and the result of any of the foregoing is to increase the cost to that Lender of making, converting, continuing, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. This Section 13.3 shall survive the termination of the Commitments and the repayment of the Obligations for a period of 180 days.

13.4    Replacement of Certain Lenders. In the event a Lender (a “Designee Lender”) shall have requested additional compensation from the Borrowers under Section 13.2 or under Section 13.3, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.1, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non- Consenting Lender, the Borrowers may, at their sole election, (a) make written demand on such Designee Lender (with a copy to the Administrative Agent) for the Designee Lender to assign at par, and such Designee Lender shall assign at par pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrowers or the Administrative Agent shall have identified for such purpose, all of such Designee Lender’s rights and obligations under this Agreement and the Notes (including, without limitation, its Commitment, and all Loans owing to it, but excluding its existing rights to payment under Sections 13.2 or 13.3) in accordance with Section 14.1 (with the Borrowers paying any applicable fees associated with such assignment) (provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consents shall not unreasonably be withheld, (ii) in the case of any such assignment resulting from a claim for compensation under Section 13.2 or Section 13.3 or payments required to be made pursuant to Section 13.1, such assignment will result in a reduction in such compensation or payments, (iii) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and (iv) a Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply), or (b) repay all Loans owing to the Designee Lender together with interest accrued with respect thereto to the date of such repayment and all fees and other charges accrued or payable and all other Obligations owing to such Designee Lender under the terms of this Agreement for the benefit of the Designee Lender to the date of such repayment. Any such repayment and remittance shall be for the sole credit of the Designee Lender and not for any other Lender. Upon delivery of such repayment and remittance in immediately available funds as aforesaid, the Designee Lender shall cease to be a Lender under this Agreement. All expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrowers and shall constitute Obligations hereunder. In no event shall Borrowers' election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either Section 13.2 or Section 13.3.
13.5    No Duplication. For the avoidance of doubt, no amount payable by the Borrowers to a Recipient pursuant to one of Section 13.1, Section 13.2 or Section 13.3 shall also be payable to the same Recipient pursuant to another of such Sections.
ARTICLE XIV

MISCELLANEOUS

14.1    Assignments and Participations.
(a)    Assignments. No assignments or participations of any Lender’s rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.
(b)    Limitations on Assignments.
(i)    Subject to the conditions set forth in paragraph (b)(ii) and (b)(iii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its unused Term Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrowers, provided that, the Borrowers shall be deemed to have consented to an assignment unless they shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for the assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

(B)    except in the case of an assignment to an Affiliate of Administrative Agent, Administrative Agent’s Term Exposure (after giving effect to any proposed Assignment) shall not be less than $10,000,000 unless each of the Borrowers otherwise consent, which consent shall not be unreasonably withheld, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the fee described in Section 14.1(d) below; and
(E)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Borrowers and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    Upon such execution, delivery, acceptance (in accordance with Section 14.1(d)) and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto except that its rights under Section 14.3 shall survive) and (C) the Borrowers and shall execute and deliver to the assignee thereunder a Note evidencing their obligations to such assignee with respect to the Loans.

(c)    The Register. The Administrative Agent, acting for this purpose as a non- fiduciary agent of the Borrowers, shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their Subsidiaries, the Administrative Agent and the other Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other Lenders.
(e)    Participations. Each Lender may sell participations to one or more other entities (a “Participant”) other than an Ineligible Institution in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitment hereunder and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $5,000,000, and (v) such participant’s rights to agree or to restrict such Lender’s ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, but only if such increase shall affect such participant, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    [Reserved].
(g)    Information Regarding the Borrowers. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or their Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree, in writing, to preserve in accordance with Section 14.20 the confidentiality of any confidential information described therein.
(h)    [Reserved].
(i)    Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.
(j)    Lenders’ Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) to secure obligations of such Lender, including any pledge or security interest in favor of any Federal Reserve bank in accordance with Regulation A or any other central bank.
14.2    Expenses.

(a)    Generally. The Borrowers agree upon demand to pay or reimburse the Administrative Agent for all of their respective reasonable external audit and investigation expenses, and for the reasonable fees, expenses and disbursements of counsel to the Administrative Agent (but not of other legal counsel) and for all other out-of-pocket costs and expenses of every type and nature incurred by the Administrative Agent in connection with (i) the audit and investigation of the Consolidated Businesses, the Projects and other Properties of the Consolidated Businesses in connection with the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities under this Agreement and the other Loan Documents; (iv) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Project, the Borrowers, any of their Subsidiaries, this Agreement or any of the other Loan Documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent or any other Agents or any other Lender is served or deposition or other proceeding in which any Lender is called to testify, in each case, relating in any way to the Obligations, a Project, the Borrowers, any of the Consolidated Businesses, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.
(b)    After Default. The Borrowers further agree to pay or reimburse the Administrative Agent, the Lead Arrangers, the Co-Agents and each of the Lenders and their respective directors, officers, partners, employees, agents and advisors upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses (including allocated costs of internal counsel and costs of settlement) incurred by such entity after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

14.3    Indemnity. The Borrowers further agree (a) to defend, protect, indemnify, and hold harmless the Administrative Agent, the Lead Arrangers, the Co-Agents and each and all of the other Lenders and each of their respective Related Parties (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (excluding any Taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans hereunder, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrowers, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrowers or any of their Subsidiaries, the presence of asbestos‑containing materials at any respective Property of the Borrowers or any of their Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the “Indemnified Matters”); provided, however, the Borrowers shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for special, indirect consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. No Indemnitee referred to in this Section 14.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, unless the receipt of such information or materials by the unintended recipient resulted from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment.

14.4    Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by any General Partner or the Borrowers, as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrowers, to so reflect such change in accounting principles.
14.5    Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrowers against and on account of the Obligations of the Borrowers to such Lender or any of its Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrowers now or hereafter maintained with such Lender or any Affiliate.

14.6    Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the amounts described in Section 5.2(f) and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their applicable Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the amounts described in Section 5.2(f) and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker’s lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their applicable Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
14.7    Amendments and Waivers.

(a)    General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrowers and acknowledged by the Administrative Agent; provided, however, that the Borrowers' agreements shall not be required for any amendment or modification of Sections 12.1 through 12.8. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative Agent, the Lead Arrangers, the Co-Agents or the other Lenders in Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
(b)    Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:
(i)    waiver of any of the conditions specified in Section 6.1 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),
(ii)    increase in the amount of such Lender’s Term Commitment,
iii)    reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender, including any prepayment premium due under Section 4.1(b) (other than by the payment or prepayment thereof), and
(iv)    postponement or extension of any date (including the Term Maturity Date) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by Section 4.2(b)).
(c)    Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

(i)    change in the definition of Requisite Lenders or in the aggregate percentage of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,
(ii)    amendment of Section 14.6 or this Section 14.7, or amendment of Section 4.2(b) in a manner that would alter the pro rata sharing of payments required thereby;
(iii)    assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrowers, and
(iv)    waiver of any Event of Default described in Sections 11.1(a), (f), (g), (i), (m), and (n).
(d)    Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrowers shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within twenty (20) days after such Lender receives such request, then, the Administrative Agent shall deliver a second request, in writing, to any such Lender(s), which second request shall include a legend, in capital letters, stating “FAILURE TO RESPOND, IN WRITING, TO THIS REQUEST WITHIN TEN (10) DAYS AFTER RECEIPT MAY RESULT IN THE ADMINISTRATIVE AGENT CONSENTING OR DENYING CONSENT TO SUCH REQUEST ON YOUR BEHALF”. If such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within ten (10) days after such Lender receives such request, then, such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent’s sole discretion, to such requests on behalf of such Lender as such Lenders’ attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender’s duly authorized agent for such purposes.
14.8    Notices.

(e)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrowers, to:
Washington Prime Group, L.P.,
180 East Broad Street
Columbus, OH 43215
    Attention: Chief Financial Officer
Telephone: 614-887-5610
Fax: 614-621-9321

With a copy to:         Washington Prime Group, L.P.,
180 East Broad Street
Columbus, OH 43215
    Attention: General Counsel
Telephone: 614-887-5619
Fax: 614-621-8863

With a copy to:         Willkie, Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention: David Drewes
Telephone: 212-728-8653
Fax: 212-728-9653

(ii)    if to the Administrative Agent, to:
The Huntington National Bank
200 Public Square
Cleveland, OH 44114
Attention: Marla S. Bergrin, Vice President
Telephone: 216-515-5647
E-mail: marla.s.bergrin@huntington.com

With a copy to:    Dentons US LLP
233 S. Wacker Drive, Suite 5900
Chicago, IL 60606
Attention: Robert L. Fernandez
Telephone: 312-876-7371
Fax: 312-876-7934
Email: robert.fernandez@dentons.com

(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Notices. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or Article IV unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Changes in Addresses. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Electronic Systems.
(i)    The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available." The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers' or the Administrative Agent’s transmission of communications through an Electronic System. "Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
14.9    Survival of Warranties and Agreements. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or Potential Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 5.2(f), 14.2, and 14.3 and Article XII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof

14.10    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any other Lender or any other Agent in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.
14.11    Marshalling; Payments Set Aside. None of the Administrative Agent, any other Lender or any other Co-Agent shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrowers makes a payment or payments to the Administrative Agent, any Agent or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
14.12    Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
14.13    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.
14.14    Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

14.15    Limitation of Liability. No claim may be made by any Lender, any Co-Agent, any Lead Arranger, the Administrative Agent, Borrowers, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, each Co-Agent each Lead Arranger, the Administrative Agent and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
14.16    Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrowers or any interest therein, may not be assigned without the prior written consent of all Lenders (and any attempted assignment by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 14.1(e)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

14.17    Certain Consents and Waivers of the Borrowers.
(a)    Personal Jurisdiction. (b) EACH OF THE LENDERS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWERS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT (THE “PROCESS AGENT”) FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE LENDERS AND THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.
(ii)    THE BORROWERS AGREE THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER. THE BORROWERS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR ANY LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWERS WAIVE ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

(b)    Service of Process. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWERS IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.
(c)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.18    Counterparts; Effectiveness; Inconsistencies; Electronic Execution.
(a)    This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrowers and each Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern. In the event the Lenders enter into any co-lender agreement with the Lead Arrangers pertaining to the Lenders’ respective rights with respect to voting on any matter referenced in this Agreement or the other Loan Documents on which the Lenders have a right to vote under the terms of this Agreement or the other Loan Documents, such co- lender agreement shall be construed to the extent reasonable to be consistent with this Agreement and the other Loan Documents, but to the extent that the terms and conditions of such co-lender agreement are actually inconsistent with the terms and conditions of this Agreement and/or the other Loan Documents, such co-lender agreement shall govern. Notwithstanding the foregoing, any rights reserved to the Administrative Agent or the Lead Arrangers or the Co-Agents under this Agreement and the other Loan Documents shall not be varied or in any way affected by such co-lender agreement and the rights and obligation of the Borrowers under the Loan Documents will not be varied.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
14.19    Limitation on Agreements. All agreements between the Borrowers, the Administrative Agent, each Lead Arranger, each Co-Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

14.20    Confidentiality. Subject to Section 14.1(g), the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement, and identified as such by the Borrowers, in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (provided that such Lender may disclose such information (i) to its Affiliates, its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (ii) to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, or to any credit insurance provider relating to the Borrowers or their obligation, (iii) to any other party hereto, and (iv) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder), (v) with the prior written consent of the Borrowers or (vi) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrowers, and in any event the Lenders may make disclosure reasonably required by a bona fide or potential offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority, self-regulatory body or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 14.20. In no event shall any Lender be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return or destroy all materials furnished to it by the Borrowers in connection with this Agreement. Unless specifically prohibited by applicable law or court order, each Lender and each Co-Agent shall make reasonable efforts to the extent practicable to notify Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information. Lenders also may make disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrowers received by it from any Co-Agent or any Lender, and disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document. In addition, each Co-Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Co-Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

14.21    Disclaimers. The Administrative Agent, the Lead Arrangers, the other Co-Agents and the other Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent, the Lead Arrangers, the other Co-Agents and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrowers or others or against any of the Projects. The Borrowers are not and shall not be an agent of any of the Administrative Agent, the Lead Arrangers, the other Co-Agents or the other Lenders for any purposes and none of the Lenders, the Lead Arrangers, the Co-Agents or the Administrative Agent shall be deemed partners or joint venturers with Borrowers or any of their Affiliates. None of the Administrative Agent, the Lead Arrangers or the other Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent, the Lead Arrangers, the other Co-Agents or the other Lenders and the Borrowers agree to hold the Administrative Agent, the Lead Arrangers, the other Co-Agents and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.
14.22    [Reserved].
14.23    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
14.24    USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
14.25    [Reserved].

14.26    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(c), 4.2 or 14.3, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, unless subject to a good faith dispute, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
14.27    Judgment Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.
(b)    The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrowers to make payments in any currency of the principal of and interest on the Loans of Borrowers and any other amounts due from Borrowers hereunder to the Administrative Agent as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 14.27(a)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Lenders of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.
14.28    [Reserved].
14.29    Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.
WASHINGTON PRIME GROUP, L.P., an
Indiana limited partnership

By:	WP Glimcher Inc., an Indiana corporation, its general partner

By:	/s/ Mark E. Yale
Name: Mark Yale
Title: Executive Vice President and Chief Financial Officer

[Signature Page to WPG Term Loan Agreement]

WTM GLIMCHER, LLC, a Delaware limited liability company

By:    Weberstown Mall, LLC, a Delaware limited liability company, its sole equity member

By:     Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:    WPG Subsidiary Holdings I, LLC, a Maryland limited liability company, its sole member

By:    Washington Prime Group, L.P, an Indiana limited partnership, its sole member

By:    WP Glimcher Inc., an Indiana Corporation,
its general partner

By: /s/ Mark E. Yale
Name:     Mark E. Yale
Title:    Executive Vice President and
Chief Financial Officer

[Signature Page to WPG Term Loan Agreement]

THE HUNTINGTON NATIONAL BANK,
Individually and as Administrative Agent
By: /s/ Florentina Djulevan
Name: Florentina Djulevan
Title: Assistant Vice President

[Signature Page to WPG Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Steven A. Smith
Name: Steven A. Smith
Title: Senior Vice President

[Signature Page to WPG Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis
Name: Renee Lewis
Title: Senior Vice President

[Signature Page to WPG Term Loan Agreement]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A --	Form of Assignment and Acceptance
Exhibit B --	Form of Note
Exhibit C --	Form of Notice of Borrowing
Exhibit D --	Form of Notice of Conversion/Continuation
Exhibit E --	List of Closing Documents
Exhibit F --	Form of Officer’s Certificate to Accompany Reports
Exhibit G --	Sample Calculations of Financial Covenants
Exhibit H --	Form of Collateral Assignment of Membership Interests
Exhibit I --	Form of Environmental Indemnity Agreement
Exhibit N-1 --	Form of U.S. Tax Compliance Certificate
Exhibit N-2 --	Form of U.S. Tax Compliance Certificate
Exhibit N-3 --	Form of U.S. Tax Compliance Certificate
Exhibit N-4 --	Form of U.S. Tax Compliance Certificate

Schedule 1.1 --	Allocations
Schedule 1.1.4 --	Certain Agreements Restricting Liens
Schedule 1.1.5 --	Unsecured Bond Offerings
Schedule 7.1-A --	Schedule of Organizational Documents
Schedule 7.1-C --	Corporate Structure; Outstanding Capital Stock and Partnership Interests; Operating Partnership Agreement; LLC Agreement
Schedule 7.1-H --	Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I --	Pending Actions
Schedule 7.1-P --	Existing Environmental Matters
Schedule 7.1-Q --	ERISA Matters
Schedule 7.1-T --	Insurance Policies

EXHIBIT A
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016
FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE
This ASSIGNMENT AND ACCEPTANCE dated as of _____________, 20_, among [Names of Assignor Lenders] (each, an “Assignor” and collectively, the “Assignors”) and _____________, _____________, _____________, (etc.) (each, an “Assignee” and collectively, the “Assignees”).
PRELIMINARY STATEMENTS
A.    Reference is made to the Senior Secured Term Loan Agreement dated as of June 8, 2016 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”).
Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.
B.    The Assignors are Lenders under the Credit Agreement and each desires to sell and assign to the Assignees a portion of such Assignor’s existing Commitments and/or Loans, as set forth on Schedule 2 attached hereto (each, an “Assigned Interest”), and each Assignee desires to purchase and assume from each Assignor, on terms and conditions set forth below, an interest in such Assignor’s respective Assigned Interest, together with the Assignors’ respective rights, interests and obligations under the Credit Agreement with respect to the Assigned Interests, such that each Assignee shall, from and after the Effective Date (as defined below), become a Lender under the Credit Agreement with the respective Commitments, Loans and Pro Rata Share listed on the signature pages attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors and the Assignees hereby agree as follows:
1.    In consideration of the payments of each Assignee to each Assignor, to be made by wire transfer to the Administrative Agent of immediately available funds on the Effective Date in accordance with Schedule 3 attached hereto, each Assignor hereby sells and assigns to each Assignee, and each Assignee hereby purchases and assumes from such Assignor, the Assigned Interest set forth on Schedule 1 attached hereto, together with such Assignor’s rights, interests and obligations under the Credit Agreement and all of the other Loan Documents with respect to the Assigned Interests as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, the obligation to make Loans.
2.    Each Assignor (i) represents and warrants that as of the date hereof its applicable Commitment and outstanding Loan amount is as set forth on Schedule 2 attached hereto (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that such Assignor is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

3.    Each Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Credit Agreement, any of the other Loan Documents, or this Assignment and Acceptance (except with respect to the representations or warranties made by the Assignors in clauses (i) and (ii) of paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (viii) confirms that, to the best of its knowledge, as of the date hereof, it is not subject to any law, regulation or guideline from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over it, which would subject the Borrowers to the payment of additional compensation under Section 13.2 or under Section 13.3 of the Credit Agreement; (ix) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office(s) the offices set forth beneath its name on the signature pages hereof; (x) if such Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; and (xi) represents and warrants that none of the funds, monies, assets or other consideration being used to purchase pursuant to this Assignment and Acceptance are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.
4.    Following the execution of this Assignment and Acceptance by each of the Assignors and the Assignees, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be _____________, __________ (the “Effective Date”).

5.    As of the Effective Date, (i) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement with respect to its Assigned Interest.
6.    From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the Assigned Interests (including, without limitation, all payments of principal, interest and fees with respect thereto) to the appropriate Assignees. The Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date.
7.    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.    This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ASSIGNORS:
By:
Name:
Title:
By:
Name:
Title:
Notice Address, Domestic
Lending Office and Eurodollar Lending Office:
Term Facility
Adjusted Pro Rata Share:    %
Adjusted Term Commitment: $
Adjusted outstanding Term Loan amount: $

ASSIGNORS:
By:
Name:
Title:
By:
Name:
Title:
Notice Address, Domestic
Lending Office and Eurodollar Lending Office:
Term Facility
Adjusted Pro Rata Share:    %
Adjusted Term Commitment: $
Adjusted outstanding Term Loan amount: $

Accepted as of this _____ day
of _________________, 20_
[THE HUNTINGTON NATIONAL BANK,
as Administrative Agent
By:
Name:
Title:]

[WASHINGTON PRIME GROUP, L.P., an
Indiana limited partnership

By:	WP GLIMCHER INC., an Indiana corporation, its general partner
By:
Name:
Title:]

[WTM GLIMCHER, LLC, a Delaware limited liability company

By:    Weberstown Mall, LLC, a Delaware limited liability company, its sole equity member

By:     Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:    WPG Subsidiary Holdings I, LLC, a Maryland limited liability company its sole member

By:    Washington Prime Group, L.P,, an Indiana limited partnership its sole member

By:    WP Glimcher Inc., an Indiana Corporation
its general partner

By:
Name:
Title:]

SCHEDULE 1

Assignee	Assigned Interest	New Pro Rata Share

SCHEDULE 2

EXISTING INTERESTS AND
PRO RATA SHARES OF ASSIGNORS

Assignor	Facility Assigned	Existing Amount of Commitments/Loans	Existing Pro Rata Share	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
		$	%	$	%
		$	%	$	%
		$	%	$	%

SCHEDULE 3

PAYMENTS

Lender	Funding Amount/Repayment to Assignors	Fee to Payment and Disbursement Agent

EXHIBIT B
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF NOTE

TERM LOAN PROMISSORY NOTE
Dated:
FOR VALUE RECEIVED, the undersigned, WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership") and WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers") HEREBY PROMISE TO PAY to the order of ____________________ (the “Lender”), on the Term Maturity Date, the aggregate principal amount then outstanding of the Term Loans made by the Lender to the Borrowers pursuant to that certain Senior Secured Term Loan Agreement dated as of June 8, 2016, among the Borrowers, the Lender, the other financial institutions from time to time a party thereto as Lenders, and THE HUNTINGTON NATIONAL BANK, as Administrative Agent (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.
The Borrowers further promise to pay interest on the unpaid principal amount of each Term Loan from the date advanced until such principal amount is paid in full, at such interest rates (which shall not exceed the maximum rate permitted by applicable law), and at such times, as are specified in the Credit Agreement.

All payments of principal and interest in respect of this Term Loan Promissory Note shall be made to the Administrative Agent in lawful money of the United States of America in same day funds for the account of the Lender in accordance with the terms of the Credit Agreement. Each Term Loan made by the Lender to the Borrowers pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender on its books and records and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Term Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.
This Term Loan Promissory Note is one of the Notes referred to in, is executed and delivered pursuant to, and is entitled to the benefits of, the Credit Agreement, to which Credit Agreement reference is hereby made for a statement of the terms and conditions under which this Term Loan Promissory Note may be prepaid or the Obligations accelerated or extended. The terms and conditions of the Credit Agreement are hereby incorporated in their entirety herein by reference as though fully set forth herein. Upon the occurrence of certain Events of Default as more particularly described in the Credit Agreement, the unpaid principal amount evidenced by this Term Loan Promissory Note shall become, and upon the occurrence and during the continuance of certain other Events of Default, such unpaid principal amount may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
Notwithstanding anything contained in this Term Loan Promissory Note or the Credit Agreement to the contrary, it is expressly understood and agreed that nothing in the Credit Agreement or in this Term Loan Promissory Note shall be construed as creating any liability on any Limited Partner, any General Partner, or any partner, member, manager, officer, shareholder or director of any Limited Partner or any General Partner to pay any of the Obligations other than liability arising from or in connection with (i) fraud or (ii) the misappropriation or misapplication of proceeds of the Term Loans; but nothing herein shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the other Lenders by law or by the terms of the Credit Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or any General Partner to pay money.
Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.
THIS TERM LOAN PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the Borrowers has caused this Term Loan Promissory Note to be executed and delivered by its duly authorized officer as of the day and year first above written.
WASHINGTON PRIME GROUP, L.P., an
Indiana limited partnership

By:	WP GLIMCHER INC., an Indiana corporation, its general partner
By:
Name:
Title:

WTM GLIMCHER, LLC, a Delaware limited liability company

By:    Weberstown Mall, LLC, a Delaware limited liability company, its sole equity member

By:     Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:    WPG Subsidiary Holdings I, LLC, a Maryland limited liability company its sole member

By:    Washington Prime Group, L.P,, an Indiana limited partnership its sole member

By:    WP Glimcher Inc., an Indiana Corporation
its general partner

By:
Name:
Title:

TERM LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Term Loan	Type of Term Loan	Amount of Principal Repaid	Notation Made By

EXHIBIT C
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING
_____________, 20 __
The Huntington National Bank, as Administrative Agent for the
Lenders party to the Credit Agreement referred to below
200 Public Square, 7th Floor
Cleveland, OH 44114

Attention:	Marla Bergrin Vice President
Telephone: 216-515-6983
Fax: ________________
E-mail: marla.s.bergrin@huntington.com
Ladies and Gentlemen:
Reference is hereby made to that certain Senior Secured Term Loan Agreement dated as of June 8, 2016 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”).
The Borrowers hereby give you notice, irrevocably, pursuant to Section 2.1(c) of the Credit Agreement that the Borrowers hereby request a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required pursuant to the terms of the Credit Agreement:

The Proposed Borrowing is of Term Loans.
The Funding Date (which shall be a Business Day) of the Proposed Borrowing is ______________, 20___.
The amount of the Proposed Borrowing is $__________.
The Proposed Borrowing will be of [Eurodollar Rate Loans] [Base Rate Loans].
The requested Eurodollar Interest Period for the Proposed Borrowing is from ______________and ending ______________(for a total of _________months).
The Borrowers hereby direct the Administrative Agent to disburse the proceeds of the Loans comprising the Proposed Borrowing on the Funding Date therefor as set forth on Schedule 1 attached hereto and made a part hereof, whereupon the proceeds of such Loans shall be deemed received by or for the benefit of the Borrowers.

The Borrowers hereby certify that the conditions precedent contained in Section 6.1 will be satisfied on the Funding Date of the Proposed Borrowing.
WASHINGTON PRIME GROUP, L.P., an
Indiana limited partnership

By:	WP GLIMCHER INC., an Indiana corporation, its general partner

By:	Name: Title:

WTM GLIMCHER, LLC, a Delaware limited liability company

By:    Weberstown Mall, LLC, a Delaware limited liability company, its sole equity member

By:     Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:    WPG Subsidiary Holdings I, LLC, a Maryland limited liability company its sole member

By:    Washington Prime Group, L.P,, an Indiana limited partnership its sole member

By:    WP Glimcher Inc., an Indiana Corporation
its general partner

By:
Name:
Title:

SCHEDULE 1
to
Notice of Borrowing
dated ____________, 20_

[Insert disbursement directions]

EXHIBIT D
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION
_____________, 20 __
The Huntington National Bank, as Administrative Agent for the
Lenders party to the Credit Agreement referred to below
200 Public Square, 7th Floor
Cleveland, OH 44114

Attention:	Marla Bergrin Vice President
Telephone: 216-515-6983
Fax: ________________
E-mail: marla.s.bergrin@huntington.com
Ladies and Gentlemen:
Reference is hereby made to that certain Senior Secured Term Loan Agreement dated as of June 8, 2016 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”).
The Borrowers hereby give you notice pursuant to Section 5.l(c)(ii) of the Credit Agreement that the Borrowers hereby elect to:

1.    Convert $_____________ in aggregate principal amount of Base Rate Loans from Base Rate Loans to Eurodollar Rate Loans on __________, 20__. The Eurodollar Interest Period for such Eurodollar Rate Loans is requested to be __________month[s].
2.    Convert $____________ in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period ending ____________, 20__ to Base Rate Loans.
3.    Continue as Eurodollar Rate Loans $____________ in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period from ____________ and ending ____________, 20__. The succeeding Eurodollar Interest period for such Eurodollar Rate Loans is requested to be _______ month[s] [days].
The Borrowers hereby certify that on the date hereof there are no prohibitions under the Credit Agreement to the requested conversion/continuation, and no such prohibitions will exist on the date of the requested conversion/continuation.
WASHINGTON PRIME GROUP, L.P., an Indiana
limited partnership

By:	WP GLIMCHER INC., an Indiana corporation, its general partner

By:	Name: Title:

WTM GLIMCHER, LLC, a Delaware limited liability company

By:    Weberstown Mall, LLC, a Delaware limited liability company, its sole equity member

By:     Glimcher Weberstown, LLC, a Delaware limited liability company, its Managing Member

By:    WPG Subsidiary Holdings I, LLC, a Maryland limited liability company its sole member

By:    Washington Prime Group, L.P,, an Indiana limited partnership its sole member

By:    WP Glimcher Inc., an Indiana Corporation
its general partner

By:
Name:
Title:

EXHIBIT E
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

LIST OF CLOSING DOCUMENTS
1.    Senior Secured Term Loan Agreement (the “Credit Agreement”), among Washington Prime Group, L.P. (the "Operating Partnership"), WTM Glimcher, LLC (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the “Borrowers”), certain financial institutions party thereto as Lenders, and The Huntington National Bank, as Administrative Agent.
2.    Exhibits and Schedules to the Credit Agreement as described on Schedule 1 attached hereto.
3.    Term Loan Promissory Notes executed by the Borrowers and payable to each Lender evidencing the Term Loans made by such Lender under the Credit Agreement.
4.    Collateral Assignment of Membership Interests executed by the Operating Partnership for the benefit of the Administrative Agent.
5.    Environmental Indemnity Agreement executed by the Borrowers.
6.    UCC-1 Financing Statement naming Weberstown Mall, LLC as the "Debtor" and the Administrative Agent as the "Secured Party" filed with the Delaware Secretary of State.
Certificate of the Secretary of the Company, dated the Closing Date in its capacity as general partner of the Borrowers certifying (1) the names and true signatures of the incumbent officers of the Company authorized to sign the Credit Agreement, the Notes and the other Loan Documents on behalf of the Borrowers, (2) the resolutions of the Company’s Board of Directors approving and authorizing the execution, delivery and performance of the Credit Agreement, the Notes and all other Loan Documents executed by the Company in its capacity as the General Partner on behalf of the Operating Partnership, (3) a copy of the Partnership Agreement of the Operating Partnership as in effect on the date of such certification, (4) a copy of the LLC Agreement of the Sole Member of the Mall Owner as in effect on the date of such certification, (5) a copy of the LLC Agreement of the Mall Owner as in effect on the date of such certification, and (6) a copy of the by-laws of the Company as in effect on the date of such certification.
7.    Copy of the Certificate of Limited Partnership of the Operating Partnership, together with all amendments thereto, if any, certified by the Secretary of State of Indiana.

8.    Copy of the Certificate of Limited Liability Company of the Mall Owner, together with all amendments thereto, if any, certified by the Secretary of State of Delaware.
9.    Copy of the Articles of Incorporation of the Company, together with all amendments thereto, if any, certified by the Secretary of State of Indiana.
10.    Opinion of Willkie Farr & Gallagher LLP, counsel to the Borrowers and the Company.
11.    Opinion of Faegre Baker Daniels LLP, Indiana counsel to the Borrowers and the Company.
12.    Notice of Borrowing executed by the Borrowers with respect to the Loans to be made on the Funding Date.
13.    Officer’s Certificate of the General Partner dated the Funding Date, signed by the Executive Vice President - Chief Financial Officer of the Company, certifying, among other things, satisfaction of the conditions precedent to funding set forth in Section 6.1 of the Credit Agreement.

SCHEDULE 1
TO LIST OF CLOSING DOCUMENTS
EXHIBITS

Exhibit A --	Form of Assignment and Acceptance

Exhibit B --	Form of Note

Exhibit C --	Form of Notice of Borrowing

Exhibit D --	Form of Notice of Conversion/Continuation

Exhibit E --	List of Closing Documents

Exhibit F --	Form of Officer’s Certificate to Accompany Reports

Exhibit G --	Sample Calculations of Financial Covenants

Exhibit H --	Form of Collateral Assignment of Membership Interests

Exhibit I --	Form of Environmental Indemnity Agreement

Exhibit N-1 --	Form of U.S. Tax Compliance Certificate

Exhibit N-2 --	Form of U.S. Tax Compliance Certificate

Exhibit N-3 --	Form of U.S. Tax Compliance Certificate

Exhibit N-4 --	Form of U.S. Tax Compliance Certificate
SCHEDULES

Schedule 1.1 --	Allocations

Schedule 1.1.4 --	Certain Agreements Restricting Liens

Schedule 1.1.5 --	Unsecured Bond Offerings

Schedule 7.1-A --	Schedule of Organizational Documents

Schedule 7.1-C --	Corporate Structure; Outstanding Capital Stock and Partnership Interests; Partnership Agreement

Schedule 7.1-H --	Indebtedness for Borrowed Money; Contingent Obligations

Schedule 7.1-I --	Pending Actions

Schedule 7.1-P --	Existing Environmental Matters

Schedule 7.1-Q --	ERISA Matters

Schedule 7.1-T --	Insurance Policies

EXHIBIT F
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF OFFICER’S CERTIFICATE TO
ACCOMPANY REPORTS
__________, 20 __
The Huntington National Bank, as Administrative Agent for the
Lenders party to the Credit Agreement referred to below
200 Public Square, 7th Floor
Cleveland, OH 44114

Attention:	Marla Bergrin Vice President
Telephone: 216-515-6983
Fax: ________________
E-mail: marla.s.bergrin@huntington.com
Ladies and Gentlemen:
Pursuant to Section 8.2(a)(iii) of that certain Senior Secured Term Loan Agreement dated as of June 8, 2016 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined) among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”). the undersigned,__________________, the _______ ______of WP Glimcher Inc., an Indiana corporation (the “Company”), hereby certifies that:
1.    The undersigned has reviewed the terms of the Loan Documents, and has made, or caused to be made under [his/her] supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Company, the Borrowers and their Subsidiaries during the accounting period covered by the financial statements identified below. To the best of the undersigned’s knowledge, such review has not disclosed the existence

F-1

during or at the end of such accounting period, and as of the date hereof the undersigned does not have knowledge of the existence of any condition or event which constitutes an Event of Default, Potential Event of Default or mandatory prepayment event.
2.    The financial statements, reports and copies of certain instruments and documents attached hereto, namely,
A.    Compliance Certificate, dated __________
B.     __________________, dated __________
C.     __________________, dated __________
D.     __________________, dated __________
are true and complete copies of the aforesaid which constitute part of or are based upon the customary books and records of the Company, and, to the best of the undersigned’s knowledge and belief, there exist no facts or circumstances which would materially and adversely affect or vary the information contained in any of the aforesaid.

Name:
Title:

F-2

EXHIBIT G
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

SAMPLE CALCULATIONS OF FINANCIAL COVENANTS
Attached.

G-1

	Washington Prime Group Financial Covenants Four Quarters Ending September 30, 2015

		COMBINED, INCLUDING GLIMCHER MERGER
		Four Quarters Ending September 30, 2015
Section	Financial Covenant for the Credit Facilities				Ratio
10.1(i)	Total Adjusted Outstanding Indebtedness to Capitalization Value ≤ 60%.	$3,933,851,000	/	$8,339,760,000	47.2%

10.1(ii)	Total Outstanding Unsecured Indebtedness to Unencumbered Capitalization Value ≤ 60%	1,838,750,000		4,690,875,000	39.2%

10.1(iii)	Secured Indebtedness to Capitalization Value ≤ 40%.	$2,095,101,000	/	$8,339,760,000	25.1%

10.12(a)	Minimum Combined Equity Value ≤ $2,000,000	8,471,802,000		4,025,893,000	4.445,910,000

10.12(b)	Combined EBITDA I Combined Debt Service of ≥ l.5x.	587,718,000	/	158,023,000	3.72 X

10.12(c)	Unencumbered Combined EBITDA I Unsecured Interest Expense of ≥ 1.6x.	326,264,000	/	35,223,000	9.26 X

G-2

EXHIBIT H
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF COLLATERAL ASSIGNMENT OF MEMBERSHIP INTEREST
Attached.

H-1

EXHIBIT I
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT
Attached.

I-1

EXHIBIT N-1
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Secured Term Loan Agreement dated as of June 8, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”).
Pursuant to the provisions of Section 13.1(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

N-1-1

[NAME OF LENDER]

By:	Name: Title:
Date:________ __, 20 __

N-1-2

EXHIBIT N-2
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Secured Term Loan Agreement dated as of June 8, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”).
Pursuant to the provisions of Section 13.1(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

N-2-1

[NAME OF LENDER]

By:	Name: Title:
Date:________ __, 20 __

N-2-2

EXHIBIT N-3
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Secured Term Loan Agreement dated as of June 8, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”).
Pursuant to the provisions of Section 13.1(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

N-3-1

[NAME OF PARTICIPANT]

By:	Name: Title:
Date:________ __, 20 __

N-3-2

EXHIBIT N-4
to
Senior Secured Term Loan Agreement
dated as of June 8, 2016

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Senior Secured Term Loan Agreement dated as of June 8, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WASHINGTON PRIME GROUP, L.P., a limited partnership organized under the laws of the State of Indiana, (the "Operating Partnership"), WTM GLIMCHER, LLC, a limited liability company organized under the laws of the State of Delaware (the "Mall Owner") (collectively, and jointly and severally, the Operating Partnership and the Mall Owner, the "Borrowers"), THE HUNTINGTON NATIONAL BANK, a national banking association, not individually, but as "Administrative Agent" and "Lead Arranger" and the several banks, financial institutions and other entities from time to time parties thereto as Lenders (collectively, the “Lenders”).
Pursuant to the provisions of Section 13.1(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

N-4-1

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:	Name: Title:
Date:________ __, 20 __

N-4-2

SCHEDULE 1.1

TO

SENIOR SECURED TERM LOAN AGREEMENT

ALLOCATIONS

Lender	Term Commitment
The Huntington National Bank	$21,666,666.67
PNC Bank, National Association	$21,666,666.66
U.S. Bank National Association	$21,666,666.67
Total:	$65,000,000

SCHEDULE 1.1.4
TO
SENIOR SECURED TERM LOAN AGREEMENT

PERMITTED SECURITIES OPTIONS
Washington Prime Group, L.P. 2014 Stock Incentive Plan
A Direct Stock Purchase and Dividend Reinvestment Plan (plan sponsored and administered by Computershare Trust Company, N.A.)
Rights of Limited Partners of the Operating Partnership or employees or directors of the Company to convert their respective equity awards to Common Stock of the Company or to cash, at the option of the Company
Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan
Glimcher Realty Trust 2012 Incentive Compensation Plan
Stock Options and restricted stock in respect of Glimcher Realty Trust common shares pursuant to Glimcher Realty Trust’s equity plan that were outstanding immediately prior to the effective time of the merger were converted into stock options and restricted stock, respectively, in respect of WP Glimcher Inc. common shares immediately prior to the effective time of the merger.
WP Glimcher Inc. Series H preferred shares
WP Glimcher Inc. Series I preferred shares

SCHEDULE 1.1.5
TO
SENIOR SECURED TERM LOAN AGREEMENT

CERTAIN AGREEMENTS RESTRICTING LIENS

None.

SCHEDULE 7.1-A
TO
TERM LOAN AGREEMENT

SCHEDULE OF ORGANIZATIONAL DOCUMENTS
WP GLIMCHER INC. (General Partner)

1.	Articles of Incorporation and Certificate of Incorporation of SPG Spinco Subsidiary Inc., dated December 13, 2013

2.	Bylaws of SPG Spinco Subsidiary Inc. effective December 12, 2013

3.	Articles of Amendment and Certificate of Amendment of SPG Spinco Subsidiary Inc., (Name Change to Washington Prime Group Inc.) dated February 25, 2014

4.	Certificate of Amendment and Articles of Amendment of Incorporation of Washington Prime Group Inc., dated May 27, 2014

5.	Amended and Restated Washington Prime Group Inc. Bylaws as amended May 27, 2014

6.	Articles of Amendment Setting Forth the Terms of Series “G” Cumulative Redeemable Preferred Stock of Washington Prime Group Inc., effective January 14, 2015

7.	Certificate of Amendment and Articles of Amendment Setting Forth the Terms of Series “H” Cumulative Redeemable Preferred Stock of Washington Prime Group Inc., effective January 14, 2015

8.	Certificate of Amendment and Articles of Amendment Setting Forth the Terms of Series “I” Cumulative Redeemable Preferred Stock of Washington Prime Group Inc., effective January 14, 2015

9.	Certificate of Amendment effective January 14, 2015

10.	Amended and Restated Washington Prime Group Inc. Bylaws as amended January 15, 2015

11.	Certificate of Assumed Business Name of Washington Prime Group Inc. (WP Glimcher), effective January 15, 2015

12.	Certificate of Assumed Business Name of Washington Prime Group Inc. (WP Glimcher), effective February 5, 2015

13.	Amended and Restated WP Glimcher Inc. Bylaws as amended effective May 21, 2015

14.	Articles of Amendment of the Amended and Restated Articles of Incorporation of Washington Prime Group Inc., effective May 21, 2015

15.	Certificate of Amendment of Washington Prime Group (Name change to WP Glimcher Inc.), effective May 21, 2015

16.	Certificate of Fact (Name Change to WP Glimcher Inc.), dated May 27, 2015

17.	Articles of Amendment and Restatement of the Amended and Restated Articles of Incorporation of WP Glimcher Inc. effective August 11, 2015

WASHINGTON PRIME GROUP, L.P.

1.	Limited Partnership Agreement of SPG Spinco Operating Partnership, LP dated January 17, 2014

2.	Certificate of Limited Partnership of SPG Spinco Operating Partnership, LP dated January 17, 2014

3.	First Amendment to Limited Partnership Agreement of SPG Spinco Operating Partnership, LP dated February 11, 2014

4.	Second Amendment to Limited Partnership Agreement of SPG Spinco Operating Partnership, LP dated February 20, 2014

5.	Certificate of Amendment of Registration of Foreign Limited Partnership, effective February 25, 2014

6.	Certificate of Amendment of SPG Spinco Operating Partnership, LP (Name Change to Washington Prime Group, LP) effective February 25, 2014

7.	Third Amendment to Limited Partnership Agreement of Washington Prime Group, L.P. dated March 14, 2014

8.	Fourth Amendment to Limited Partnership Agreement of Washington Prime Group, L.P. dated March 18, 2014

9.	Fifth Amendment to Limited Partnership Agreement of Washington Prime Group, L.P. dated March 18, 2014

10.	Sixth Amendment to Limited Partnership Agreement of Washington Prime Group, L.P. dated March 25, 2014

11.	Seventh Amendment to Limited Partnership Agreement of Washington Prime Group, L.P. dated March 27, 2014

12.	Amended and Restated Certificate of Limited Partnership, dated as of May 27, 2014

13.	Amended and Restated Limited Partnership Agreement dated as of May 27, 2014

15.	Amendment No. 1 to Limited Partnership Agreement of Washington Prime Group, L.P. dated as of January 14, 2015

16.	Amendment No. 2 to Limited Partnership Agreement of Washington Prime Group, L.P. dated as of January 14, 2015

17.	Amendment No. 3 to Limited Partnership Agreement of Washington Prime Group, L.P. dated as of January 14, 2015

18.	Amendment No. 4 to Limited Partnership Agreement of Washington Prime Group, L.P. dated as of January 14, 2015

WTM GLIMCHER, LLC

1.	Certificate of Formation dated March 20, 2006.

2.	Certificate of Amendment dated May 3, 2006.

3.	Limited Liability Company Agreement of WTM Glimcher, LLC dated as of May 24, 2006.

4.	Amended and Restated Limited Liability Company Agreement of WTM Glimcher, LLC dated as of June 3, 2016.
WEBERSTOWN MALL, LLC

1.	Certificate of Formation dated April 22, 1998.

2.	Limited Liability Company Agreement dated as of April 22, 1998.

3.	Amended and Restated Limited Liability Company Agreement of Weberstown, LLC dated as of April 23, 1999.

4.	First Amendment to Amended and Restated Limited Liability Company Agreement of Weberstown, LLC dated as of May 25, 2006.

GLIMCHER WEBERSTOWN, LLC

1.	Certificate of Incorporation dated April 22, 1998.

2.	Certificate of Conversion to Limited Liability Company and Certificate of Formation dated as of January 12, 2015.

3.	Limited Liability Company Agreement of Glimcher Weberstown, LLC dated as of January 12, 2015.

WPG SUBSIDIARY HOLDINGS I, LLC

1.	Certificate of Formation dated September 12, 2014.

2.	Limited Liability Company Agreement dated as of September 16, 2014.

SCHEDULE 7.1-C TO
SENIOR SECURED TERM LOAN AGREEMENT
CORPORATE STRUCTURE; OUTSTANDING CAPITAL STOCK AND PARTNERSHIP INTERESTS;
PARTNERSHIP AGREEMENT; LLC AGREEMENT

Effective as of 05/1/2016.

Entity Name	Domestic Jurisdiction	Owner Name	Security Name	Ownership Form	Percent Owned
Arbor Walk Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Arboretum Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Bloomingdale Court, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Bowie Mall Company, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	99.990000
Bowie Mall Company, LLC	Delaware	WP Glimcher Inc.	Percentage Ownership Interest	Direct	0.010000
Boynton Beach Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Brunswick Square Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Canyon View Marketplace, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.000000
C.C. Altamonte Joint Venture	Indiana	MSA/PSI Altamonte Limited Partnership	Percentage Ownership Interest	Direct	99.000000
C.C. Altamonte Joint Venture	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.000000
C.C. Ocala Joint Venture	Indiana	MSA/PSI Ocala Limited Partnership	Percentage Ownership Interest	Direct	99.000000
C.C. Ocala Joint Venture	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.000000
C.C. Westland Joint Venture	Indiana	MSA/PSI Westland Limited Partnership	Percentage Ownership Interest	Direct	99.000000
C.C. Westland Joint Venture	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.000000
Charlottesville Fashion Square, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Charlottesville Lease Tract, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Chautauqua Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Chesapeake Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Chesapeake Mall, LLC	Delaware	Chesapeake-JCP Associates. Ltd.	Percentage Ownership Interest	Direct	100.000000
Chesapeake Theater, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Chesapeake-JCP Associates, Ltd.	Virginia	WPG Management Associates, Inc.	Percentage Ownership Interest	Direct	25.000000
Chesapeake-JCP Associates, Ltd.	Virginia	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	50.000000
Chesapeake-JCP Associates, Ltd.	Virginia				25.000000
Clay Terrace Partners, LLC	Delaware	CT Partners, LLC	Percentage Ownership Interest	Direct	100.000000
Coral Springs Joint Venture	Indiana	Royal Eagle Limited Partnership	Percentage Ownership Interest	Direct	99.000000

Coral Springs Joint Venture	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.000000
CT Partners, LLC	Indiana	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.000000
Dare Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Downeast Associates Limited Partnership	Connecticut	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	90.250000
Downeast Associates Limited Partnership	Connecticut	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	9.750000
Edison Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Empire East, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Fairfax Court Limited Partnership	Indiana	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	90.250000
Fairfax Court Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	9.750000
Fairfield Town Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Forest Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Forest Plaza, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Gaitway Plaza, LLC	Delaware	C.C. Ocala Joint Venture	Percentage Ownership Interest	Direct	100.000000
Gateway Square, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Greenwood Plus Center, LLC	Indiana	St. Charles Towne Plaza, LLC	Percentage Ownership Interest	Direct	100.000000
Gulf View Square, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Highland Lakes Center, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
Keystone Shoppes, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
KI-Henderson Square Associates, LP	Pennsylvania	Washington Prime Group, LP	Percentage Ownership Interest	Direct	99.500000
KI-Henderson Square Associates, LP	Pennsylvania	KI-Henderson Square Associates, LLC	Percentage Ownership Interest	Direct	.500000
KI-Henderson Square Associates, LLC	Pennsylvania	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
KI-Whitmak Associates, LLC	Pennsylvania	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
Knoxville Center, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Lakeline Plaza, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Lakeline Village, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Lakeview Plaza (Orland), LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Lima Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Lincoln Crossing, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Lincolnwood Town Center, LLC	Delaware	Washington Prime Group, L .P.	Percentage Ownership Interest	Direct	100.000000
Lindale Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Mall at Cottonwood, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Mall at Great Lakes, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Mall at Irving, LLC	Indiana	Washington Prime Group, L .P.	Percentage Ownership Interest	Direct	100.000000
Mall at Jefferson Valley, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	99.000000
Mall at Jefferson Valley, LLC	Indiana	WP Glimcher, Inc.	Percentage Ownership Interest	Direct	1.000000
Mall at Lake Plaza, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Mall at Lima, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000

Mall at Longview, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Mall at Valle Vista, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Maplewood Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Marketplace at Concord Mills LLC	Delaware	Washington Prime Group, L .P.	Percentage Ownership Interest	Direct	100.000000
Markland Mall, LLC	Delaware	Bowie Mall Company, LLC	Percentage Ownership Interest	Direct	100.000000
Markland Plaza, LLC	Indiana	St. Charles Towne Plaza, LLC	Percentage Ownership Interest	Direct	100.000000
Martinsville Plaza, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Masterventure Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	96.650000
Masterventure Limited Partnership	Indiana	Simon MV, LLC	Percentage Ownership Interest	Direct	.3500
Matteson Plaza, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Melbourne Square, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
MOG Crossing, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
MSA/PSI Altamonte Limited Partnership	Indiana	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	87.21000
MSA/PSI Altamonte Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.00000
MSA/PSI Altamonte Limited Partnership	Indiana				11.79000
MSA/PSI Ocala Limited Partnership	Indiana	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	87.21000
MSA/PSI Ocala Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.00000
MSA/PSI Ocala Limited Partnership	Indiana				11.740000
MSA/PSI Westland Limited Partnership	Indiana	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	87.21000
MSA/PSI Westland Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.00000
MSA/PSI Westland Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	11.740000
Muncie Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Muncie Plaza, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
North Ridge Shopping Center, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.0000
Northwoods Ravine, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Northwoods Shopping Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Oak Court Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Orange Park Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Paddock Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Palms Crossing II, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Palms Crossing Town Center, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Plaza at Buckland Hills, LLC	Delaware	Downeast Associates Limited Partnership	Percentage Ownership Interest	Direct	100.000000
Plaza at Countryside, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Plaza at New Castle, LLC	Indiana	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
Plaza at Northwood, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Plaza at Tippecanoe, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Port Charlotte Land LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Port Charlotte Mall LLC	Delaware	Port Charlotte - JCP Associates, Ltd.	Percentage Ownership Interest	Direct	100.000000

Port Charlotte-JCP Associates, Ltd.	Florida	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	80.000000
Port Charlotte-JCP Associates, Ltd.	Florida				20.000000
Richardson Square, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Richmond Town Square Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
River Oaks Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Rockaway Town Court, LLC	Indiana	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.000000
Rockaway Town Plaza, LLC	Indiana	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.000000
Rolling Oaks Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Royal Eagle Limited Partnership	Indiana	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	90.160000
Royal Eagle Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	9.840000
Sanford Investors	Florida	Sem-TRS Peripheral Limited Partnership	Percentage Ownership Interest	Direct	50.000000
Sanford Investors	Florida	NRP, Ltd.	Percentage Ownership Interest	Direct	50.000000
Seminole Towne Center Limited Partnership	Indiana	Seminole-TRS Mall Limited Partnership	Percentage Ownership Interest	Direct	99.000000
Seminole Towne Center Limited Partnership	Indiana	SPG Seminole, LLC	Percentage Ownership Interest	Direct	1.000000
Seminole-TRS Mall Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	44.445000
Seminole-TRS Mall Limited Partnership	Indiana				55.555000
Sem-TRS Peripheral Limited Partnership	Indiana	Seminole-TRS Mall Limited Partnership	Percentage Ownership Interest	Direct	99.000000
Sem-TRS Peripheral Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.000000
Knoxville Center II, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.00000
WPG Transportation, LLC	Ohio	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000

Shops at Northeast Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Simon MV, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
SM Mesa Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
SM Rushmore Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
SM Southern Hills Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Southern Park Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
SPG Anderson Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
SPG Seminole, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
St. Charles Towne Plaza, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	99.000000
St. Charles Towne Plaza, LLC	Delaware	WP Glimcher Inc.	Percentage Ownership Interest	Direct	1.000000
St. Charles TP Finance, LLC	Delaware	St. Charles Towne Plaza, LLC	Percentage Ownership Interest	Direct	100.000000
Sunland Park Mall, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
The Square at Charles Towne, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Topeka Mall Associates, L.P.	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	85.000000
Topeka Mall Associates, L.P.	Indiana	Stephen B. Cohen	Percentage Ownership Interest	Direct	6.300000
Topeka Mall Associates, L.P.	Indiana	Callan Cohen	Percentage Ownership Interest	Direct	8.700000
Town Center at Aurora, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
Town West Square, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
University Park Mall CC, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
University Town Plaza, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Village Developers Limited Partnership	Indiana	Masterventure Limited Partnership	Percentage Ownership Interest	Direct	99.000000
Village Developers Limited Partnership	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	1.000000
Village Park Plaza, LLC	Delaware	Village Developers Limited Partnership	Percentage Ownership Interest	Direct	100.000000
Villages at MacGregor, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.00000
Virginia Center Commons, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Washington Plaza, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Washington Prime Group, LP	Indiana	WP Glimcher Inc.	Percentage Ownership Interest	Direct	84.310000
Washington Prime Group, LP	Indiana			Direct	15.690000
Washington Prime Management Associates, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Waterford Lakes Town Center, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
Westminster Mall, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.000000
West Ridge Mall, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
West Town Corners, LLC	Delaware	C .C . Altamonte Joint Venture	Percentage Ownership Interest	Direct	100.000000
Whitemak Associates, L.P	Pennsylvania	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	99.500000
Whitemak Associates, L.P	Pennsylvania	KI-Whitemak Associates, LLC	Percentage Ownership Interest	Direct	.500000
White Oaks peripheral, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.000000

White Oaks Plaza, LLC	Delaware	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
WP Glimcher Acquisition, LLC	Indiana	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.0000
WPG Management Associates, Inc.	Indiana	Washington Prime Group, L.P.	Common Stock	Direct	100.000000
WPG Rockaway Commons, LLC	Indiana	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100.00000
WPG Wolf Ranch, LLC	Indiana	Washington Prime Group, L.P.	Percentage Ownership Interest	Direct	100.000000
119 Leawood, LLC	Delaware	Town Center REIT II, LLC	Percentage Ownership Interest	Direct	100%
AHC Ann Arbor, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
AHC Washtenaw, LLC	Delaware	RSW Washtenaw, LLC	Percentage Ownership Interest	Direct	100%
ATC Glimcher, LLC	Delaware	Glimcher Ashland Venture, LLC	Percentage Ownership Interest	Direct	100%
BRE/Pearlridge Sub 2, LLC	Delaware	Pearlridge Center REIT, LLC	Percentage Ownership Interest	Direct	100%
BRE/Pearlridge, LLC	Delaware	BRE/Pearlridge Sub 2, LLC	Percentage Ownership Interest	Direct	100%
California Retail Security, Inc.	Ohio	Glimcher Development Corporation	Common Stock	Direct	100%
Catalina Partners, LP	Delaware	Colonial Park Mall, L.P.	Percentage Ownership Interest	Direct	99%
Catalina Partners, LP	Delaware	Glimcher Colonial Park Mall, LLC.	Percentage Ownership Interest	Direct	1%
Colonial Park Mall, LP	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99.5%
Colonial Park Mall, LP	Delaware	Glimcher Colonial Park Mall, LLC	Percentage Ownership Interest	Direct	.5%
Crescent-SDQ III Venture, LLC	Delaware	SDQ III Residential, LLC	Percentage Ownership Interest	Direct	25%
Crescent-SDQ III Venture, LLC	Delaware				75%
Curve Triangle Plaza, LLC	Delaware	OKC Glimcher Holdings, LLC	Percentage Ownership Interest	Direct	99%
Curve Triangle Plaza, LLC	Delaware				1%
Dayton Mall II, LLC	Delaware	Dayton Mall Venture, LLC	Percentage Ownership Interest	Direct	100%
Dayton Mall Venture, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Dayton Mall Venture, LLC	Delaware	Glimcher Dayton Mall, LLC	Percentage Ownership Interest	Direct	1%
EM Columbus II, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
EM Columbus III, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Fairfield Village, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
GB Northtown, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Ashland Venture, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Colonial Park Mall, LLC	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Dayton Mall, LLC	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Development Corporation	Delaware	Glimcher Properties Limited Partnership	Common Stock	Direct	100%
Glimcher Grand Central, LLC	Delaware	Glimcher Properties, LLC	Percentage Ownership Interest	Direct	100.%
Glimcher Johnson City, LLC	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Loyal Plaza Tenant, LLC	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Loyal Plaza Tenant, LP	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Glimcher Loyal Plaza Tenant, LP	Delaware	Glimcher Loyal Plaza Tenant, LLC	Percentage Ownership Interest	Direct	1%
Glimcher Loyal Plaza, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Malibu, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%

Glimcher Merritt Square, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher MJC, LLC	Delaware	Mall at Johnson City REIT, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Morgantown Mall, LLC	Delaware	Glimcher Properties, LLC	Percentage Ownership Interest	Direct	100%
Glimcher MS, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Northtown Venture, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Polaris, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Properties Limited Partnership	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	99.5%
Glimcher Properties Limited Partnership	Delaware	Glimcher Properties, LLC	Percentage Ownership Interest	Direct	.5%
Glimcher Properties, LLC	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Supermall Venture, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Vero, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Glimcher Weberstown, LLC	Delaware	WPG Subsidiary Holdings I, LLC	Percentage Ownership Interest	Direct	100%
Glimcher Westshore Mezz, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Glimcher Westshore Mezz, LLC	Delaware				1%
Glimcher Westshore, LLC	Delaware	Glimcher Westshore Mezz, LLC	Percentage Ownership Interest	Direct	100%
Go Kahala, LLC	Delaware	Kahala Venture I, LLC	Percentage Ownership Interest	Direct	50%
Go Kahala, LLC	Delaware				50%
Grand Central Limited Partnership	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Grand Central Limited Partnership	Delaware	Glimcher Grand Central, LLC	Percentage Ownership Interest	Direct	1%
Grand Central Parkersburg, LLC	Delaware	Grand Central Limited Partnership	Percentage Ownership Interest	Direct	100%
Heath Pylon Signs, LLC	Delaware	Glimcher Development Corporation	Percentage Ownership Interest	Direct	100%
JG Elizabeth, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Johnson City Venture, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Johnson City Venture, LLC	Delaware	Glimcher Johnson City, LLC	Percentage Ownership Interest	Direct	1%
Kahala Venture I, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Kierland Crossing, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
LC Portland, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Leawood Lot 2, LLC	Delaware	Town Center REIT I, LLC	Percentage Ownership Interest	Direct	100%
Leawood TCP, LLC	Delaware	Town Center REIT I, LLC	Percentage Ownership Interest	Direct	100%
Loyal Plaza Venture, LP	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Loyal Plaza Venture, LP	Delaware	Glimcher Loyal Plaza, LLC	Percentage Ownership Interest	Direct	1%
Mainstreet Maintenance, LLC	Ohio	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
MFC Beavercreek, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Morgantown Commons, LP	Ohio	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Morgantown Commons, LP	Ohio	Glimcher Morgantown Mall, LLC	Percentage Ownership Interest	Direct	1%
Morgantown Mall Associates, LP	Ohio	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Morgantown Mall Associates, LP	Ohio	Glimcher Morgantown Mall LLC	Percentage Ownership Interest	Direct	1%

Ohio Retail Security, LLC	Ohio	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
OKC Classen Curve, LLC	Delaware	Curve Triangle Plaza, LLC	Percentage Ownership Interest	Direct	100%
OKC Classen Triangle, LLC	Delaware	Curve Triangle Plaza, LLC	Percentage Ownership Interest	Direct	100%
OKC Glimcher Holdings, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
OKC Kensington, LLC	Delaware	Curve Triangle Plaza, LLC	Percentage Ownership Interest	Direct	100%
OKC SGS, LLC	Delaware	Curve Triangle Plaza, LLC	Percentage Ownership Interest	Direct	100%
OKS-NHP, LLC	Delaware	Curve Triangle Plaza, LLC	Percentage Ownership Interest	Direct	100%
PFP Columbus II, LLC	Delaware	Polaris Fashion Place REIT, LLC	Percentage Ownership Interest	Direct	100%
PFP Columbus, LLC	Delaware	Polaris Fashion Place REIT, LLC	Percentage Ownership Interest	Direct	100%
Polaris Mall, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
Puente Hills Mall, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
RSW Washtenaw, LLC	Delaware	AHC Ann Arbor, LLC	Percentage Ownership Interest	Direct	93%
RSW Washtenaw, LLC	Delaware				7%
RVM Glimcher, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
SDQ Fee, LLC	Delaware	Scottsdale Quarter REIT I, LLC	Percentage Ownership Interest	Direct	100%
SDQ III Fee, LLC	Delaware	Scottsdale Quarter REIT II, LLC	Percentage Ownership Interest	Direct	100%
SDQ III Residential, LLC	Delaware	WPG-OC JV II, LP	Percentage Ownership Interest	Direct	100%
SDQ III Retail, LLC	Delaware	Scottsdale Quarter REIT I, LLC	Percentage Ownership Interest	Direct	100%
Tulsa Promenade, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	100%
UPV Glimcher, LLC	Delaware	Glimcher Properties , LLC	Percentage Ownership Interest	Direct	100%
Vero Beach Fountains, LLC	Delaware	Glimcher Vero, LLC	Percentage Ownership Interest	Direct	50%
Weberstown Mall, LLC	Delaware	Glimcher Properties Limited Partnership	Percentage Ownership Interest	Direct	99%
Weberstown Mall, LLC	Delaware	Glimcher Weberstown, LLC	Percentage Ownership Interest	Direct	1%
WPG Subsidiary Holdings I, LLC	Maryland	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100%
WPG Subsidiary Holdings II, Inc.	Delaware	Washington Prime Group, LP	Common Stock	Direct	100%
WPG-OC General Partner, LLC	Delaware	Washington Prime Group, LP	Percentage Ownership Interest	Direct	100%
WPG-OC JV II, LP	Delaware	WPG Management Associates, Inc.	Percentage Ownership Interest	Direct	51%
WPG-OC JV II, LP	Delaware	O'Connor Mall Parallel Partner, LP	Percentage Ownership Interest	Direct	49%
WPG-OC JV, LP	Delaware	WPG-OC General Partner, LLC	Percentage Ownership Interest	Direct	51%
WPG-OC JV, LP	Delaware	O'Connor Mall Partners, LP	Percentage Ownership Interest	Direct	49%
WTM Glimcher, LLC	Delaware	Weberstown Mall, LLC	Percentage Ownership Interest	Direct	100%
WPG-OC JV III, LP	Delaware	WPG Management Associates, Inc.	Percentage Ownership Interest	Direct	51%
WPG-OC JV III, LP	Delaware	O'Connor Mall Parallel Partner, LP	Percentage Ownership Interest	Direct	49%
Polaris Fashion Place REIT, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%
Scottsdale Quarter REIT I, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%
Scottsdale Quarter REIT II, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%
Town Center REIT I, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%
Town Center REIT II, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%

Mall at Johnson City REIT, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%
Pearlridge Center REIT, LLC	Delaware	WPG-OC JV, L.P.	Percentage Ownership Interest	Direct	100%
MJC Development, LLC	Delaware	Mall at Johnson City REIT, LLC	Percentage Ownership Interest	Direct	100%
SDQ III BK-L, LLC	Delaware	WPG-OC JV II, LP	Percentage Ownership Interest	Direct	100%

SCHEDULE 7.1-H TO
SENIOR SECURED TERM LOAN AGREEMENT
INDEBTEDNESS FOR BORROWED MONEY;
CONTINGENT OBLIGATIONS
AS OF March 31, 2016 (in thousands)
[See Attached]

Property Name	Maturity Date	Interest Rate	Principal Balance	Our Share of Principal Balance	F=Fixed V=Variable H=Capped S=Swapped
WPG Secured Indebtedness					
Anderson Mall	12/1/2022	4.61%	19,361	19,361	F
Arbor Hills	1/1/2026	4.27%	25,498	23,619	F
Ashland Towne Center	7/6/2021	4.90%	38,999	38,999	F
Brunswick Square	3/1/2024	4.80%	74,703	74,703	F
Canyon View	11/6/2023	5.47%	5,450	5,450	F
Charlottesville Fashion Square	4/1/2024	4.54%	48,497	48,497	F
Chesapeake Square	2/1/2017	5.84%	62,373	62,373	F
Concord Mills Marketplace	11/1/2023	4.82%	16,000	16,000	F
Cottonwood Mall	4/6/2024	4.82%	102,007	102,007	F
Dayton Mall	9/1/2022	4.57%	82,000	82,000	F
Forest Plaza	10/10/2019	7.50%	16,866	16,866	F
Grand Central Mall	7/6/2020	6.05%	41,675	41,675	F
Henderson Square	1/1/2018	3.17%	12,487	12,487	F
Lakeline Plaza	10/10/2019	7.50%	15,801	15,801	F
Lincolnwood Town Center	4/1/2021	4.26%	51,322	51,322	F
Mall of Georgia Crossing	10/6/2022	4.28%	23,543	23,543	F
Merritt Square Mall	9/1/2015	10.35%	52,914	52,914	F
Mesa Mall	6/1/2016	5.79%	87,250	87,250	F
Muncie Mall	4/1/2021	4.19%	35,813	35,813	F
Muncie Towne Plaza	10/10/2019	7.50%	6,569	6,569	F
North Ridge Shopping Center	12/1/2022	3.41%	12,441	12,441	F
Oak Court Mall/Office	4/1/2021	4.76%	38,847	38,847	F
Palms Crossing	8/1/2021	5.49%	35,923	35,923	F
Port Charlotte Town Center	11/1/2020	5.30%	44,648	44,648	F
River Valley Mall	1/8/2016	8.65%	44,931	44,931	F
Rushmore Mall	2/1/2019	5.79%	94,000	94,000	F
Shops at Arbor Walk	2/1/2019	5.49%	40,601	40,601	F
Southern Hills Mall	6/1/2016	5.79%	101,500	101,500	F
The Outlet Collection Seattle	1/14/2018	1.94%	86,500	86,500	V
Town Center at Aurora	4/1/2019	4.19%	55,000	55,000	F
Towne West Square	6/1/2021	5.61%	47,658	47,658	F
Valle Vista Mall	5/10/2017	5.35%	40,000	40,000	F
Weberstown Mall	6/8/2016	5.90%	60,000	60,000	F
West Ridge Mall	3/6/2024	4.84%	52,402	52,402	F
Westminster Mall	4/1/2024	4.65%	82,499	82,499	F
WestShore Plaza	10/1/2016	2.80%	99,600	99,600	H
White Oaks Plaza	10/10/2019	7.50%	13,138	13,138	F
Whitehall Mall	11/1/2018	7.00%	9,630	9,630	F
Total WPG Mortgage Indebtedness	4.07	3.84%	1,778,446	1,776,567	
WPG Unsecured Indebtedness					
Credit Facility	5/30/2019	1.69%	263,750	263,750	V
2014 Term Loan	5/30/2019	1.89%	500,000	500,000	V
Notes Payable	4/1/2020	3.85%	250,000	250,000	F
June 2015 Term Loan	3/2/2020	2.56%	500,000	500,000	S
December 2015 Term Loan	1/10/2023	3.51%	340,000	340,000	S
Total WPG Unsecured Indebtedness	4.14	2.60%	1,853,750	1,853,750	
Total WPG Indebtedness	4.06	3.84%	3,632,196	3,630,317	
Bond Discount			(57)	(57)	
WPG Premium on Fixed-Rate Indebtedness			16,032	16,032	
Debt Issuance Costs					
Mortgage Notes Payable			(5,857)	(5,857)	
Bond			(2,850)	(2,850)	
Line of Credit			(2,807)	(2,807)	
Term Loan			(6,583)	(6,583)	
			(2,122)	(2,122)	
Total Consolidated Indebtedness	4.08	3.84%	3,630,074	3,628,195

SCHEDULE 7.1-I TO
SENIOR SECURED TERM LOAN AGREEMENT
PENDING ACTIONS
None.

SCHEDULE 7.1-P TO
SENIOR SECURED TERM LOAN AGREEMENT

EXISTING ENVIRONMENTAL MATTERS
None.

SCHEDULE 7.1-Q TO
SENIOR SECURED TERM LOAN AGREEMENT

ERISA MATTERS

1.	WP Glimcher Retirement Savings Plan

2.	Washington Prime Management Associates Savings Plan

SCHEDULE 7.1-T TO
SENIOR SECURED TERM LOAN AGREEMENT

INSURANCE POLICIES
[attached]